As filed with the U.S. Securities and Exchange Commission on December 6 , 2016

Registration No. 333-213369

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cemtrex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3825	30-039914
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

19 Engineers Lane
Farmingdale, New York 11735
Tel.: (631) 756-9116

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aron Govil

Executive Director

Cemtrex, Inc.
19 Engineers Lane

Farmingdale, New York 11735

Tel.: (631) 756-9116

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York  10019

Tel.: (212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Subscription Rights to purchase Units consisting of Shares of Series 1 Preferred Stock and Series 1 Warrants to purchase Common Stock	4,912,054	-	-	-	(1)

Units consisting of Shares of Series 1 Preferred Stock and Series 1 Warrants to Purchase Common Stock	1,500,000	$10.00	$15,000,000	–	(2)

Series 1 Preferred Stock, par value $.001 per share	1,500,000	$10.00	$15,000,000	$1,510.50

Series 1 Warrants to purchase Shares of Common Stock, par value $.001 per share (3)	3,000,000	–	–	–

Shares of Common Stock issuable upon exercise of Series 1 Warrants (4)	3,000,000	$5.49	$16,457,190	$1,657.24

Series 1 Preferred Stock issuable as payment-in-kind dividends (5)	450,000	$10.00	$4,500,000	$453.15

Total Registration Fee				$3,620.89	(6)

(1)

The rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(2)	No additional filing fee is required.

(3)	Pursuant to Rule 457(g), no separate registration fee is required for the Series 1 Warrants offered hereby because they are being registered on the same registration statement as the common stock underlying the Series 1 Warrants.

(4)

For the purpose of calculating this fee the warrant exercise price is based on 115% of the five-day volume weighted average price per share of the common stock, as reported by Nasdaq Capital Market ($4.77), prior to the date of filing of this registration statement. Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable upon exercise of Series 1 Warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(5)	Represents shares of Series 1 Preferred issuable in respect of dividends accruing on the Series 1 Preferred through the third anniversary of issuance based on the liquidation preference of such shares.

(6)

A registration filing fee of $1,007 was previously paid in connection with the registrant’s registration statement (No. 333-210700) filed on April 12, 2016 and withdrawn on May 17, 2016.  A registration fee in the amount of $2,613.89, representing the balance of the total registration filing fee, accompanied the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated December 6 , 2016

Subscription Rights Offering

Up to an Aggregate of 1,500,000 Units,

Each Unit Consisting of

One Share of Series 1 Preferred Stock and Two Series 1 Warrants,

Upon the Exercise of Subscription Rights at $10.00 per Unit

We are distributing, at no charge, to holders of our common stock, non-transferable subscription rights to purchase up to an aggregate of 1,500,000 units consisting of shares of our Series 1 Preferred Stock, par value $0.001 per share, which we refer to in this prospectus as the Series 1 Preferred, and series 1 warrants to purchase shares of our common stock, par value $0.001 per share, which we refer to in this prospectus as the Series 1 Warrants. Holders of the subscription rights will be entitled to purchase any number of units, up to the aggregate number of subscription rights held by each holder, subject to proration as described herein. The purchase price for the units is $10.00 per unit. You will receive one subscription right for every two shares of common stock you own as of 5:00 p.m., Eastern time, on December__ , 2016, the record date of the rights offering.

Each subscription right will entitle you, subject to proration as described herein, to purchase one unit consisting of one share of our Series 1 Preferred and two Series 1 Warrants, with each Series 1 Warrant entitling the holder to purchase one share of our common stock, at a subscription price of $10.00 per unit, which we refer to as the basic subscription privilege.

If you fully exercise your basic subscription privilege, and any portion of the units remain available under the rights offering, you may also exercise an over-subscription privilege to purchase additional units that remain unsubscribed at the expiration of the rights offering, if any, subject to the availability and pro-rata allocation of units among stockholders exercising this over-subscription privilege.

We are conducting this rights offering to raise up to $15.0 million in additional capital. We intend to use these proceeds to supplement our operating cash flows to fund our new product development and acquisition growth plan. We also plan to utilize a smaller portion of the proceeds to repay or reduce certain of our outstanding indebtedness. Our board of directors has chosen to give you the opportunity to purchase additional securities to maintain your current percentage ownership in our company and provide us with additional capital at these price levels.

The rights offering commences on December__ , 2016 and the subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on __________, 2016, unless the rights offering is extended. There is no minimum number of subscription rights that must be exercised in this rights offering, no minimum number that any subscription rights holder must exercise, and no minimum number of units that we will issue at the closing of this rights offering. We may extend the subscription period up to an additional 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-come, first-serve basis, calculated on a daily basis with the potential for pro-rata allocation of shares among participants subscribing on the last day of the subscription period or, if earlier, the last day on which the rights offering is first over-subscribed. If the rights offering is not fully subscribed following expiration of the rights offering, Source Capital Group, Inc., the dealer-manager for this rights offering, has agreed to use its commercially reasonably efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our common stockholders.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred, or assigned and will not be listed for trading on any stock exchange or market. We reserve the right to cancel the rights offering at any time prior to the closing of the rights offering for any or no reason in our sole discretion. If the right offering is cancelled, all subscription payments received by the subscription rights agent will be promptly returned, without interest. Payments for the exercise of subscription rights will be held by the subscription rights agent until the closing of the rights offering.

We have engaged Source Capital Group, Inc. as the dealer-manager for this rights offering. See “Plan of Distribution.”

	Purchase Price	Dealer-Manager Fee (1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.60	$9.40
Total (2)	$15,000,000	$900,000	$14,100,000

(1)           In connection with this rights offering, we have agreed to pay Source Capital Group, Inc. as the dealer-manager a fee of 6.0% of the proceeds of the rights offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the rights offering. See “Plan of Distribution.” For any unsubscribed units placed by Source Capital Group during the 45-day placement period following the expiration of the rights offering, we have agreed to pay Source Capital Group a placement fee equal to 6% of such sales, in lieu of the dealer-manager fee, together with a continuing 1.8% non-accountable expense fee and out-of-pocket accountable expense allowance of 0.2% of the proceeds of the offering, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital Group if the rights offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement will be payable with respect to any units purchased as result of the exercise of any basic subscription privilege or over-subscription privilege in the rights offering.

(2)           Assumes that the rights offering is fully subscribed, but excludes proceeds from the exercise of the Series 1 Warrants included within the units.

In the event that there are unsubscribed units in this rights offering, Aron Govil, our Executive Director, through Ducon Technologies, Inc., a company which he controls, has indicated to us that he may purchase up to approximately $3.3 million of units during the 45-day placement period following the expiration of the rights offering through the conversion into units of a note payable by us to Ducon Technologies in a like amount. This note was issued to Ducon Technologies to partially fund our acquisition of Periscope, GmbH in May 2016. All units sold to Ducon Technologies, if any, will be at the same price and on the same terms as purchasers in the rights offering.

The exercise of your subscription rights involves material risks. See “Risk Factors” beginning on page 10 of this prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus, to read about important factors you should consider before exercising your subscription rights.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 8 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this rights offering, please call Okapi Partners LLC, the information agent for the rights offering, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

The date of this prospectus is December__ , 2016

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus in any jurisdiction in which it would be unlawful for us to make such an offer or solicitation.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus and the documents incorporated by reference in this prospectus carefully, including the historical financial statements and notes thereto, which are incorporated herein by reference from our Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed on August 15, 2016 (the “Quarterly Report on Form 10-Q”) and from our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed on December 21, 2015 and amended on August 25, 2016 (the “Annual Report on Form 10-K”) for a more complete understanding of this rights offering. Please read “Risk Factors” beginning on page 10 of this prospectus and the information presented under “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” which are incorporated herein by reference from our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as updated by our subsequently filed reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for more information about important risks that you should consider before investing in the securities offered hereby. As used in this prospectus, “we,” “us,” “Cemtrex,” “our,” “our company” and “the company” refer to Cemtrex, Inc., a Delaware corporation, and unless the context otherwise indicates, its consolidated subsidiaries.

The Company

Overview

We are a rapidly growing diversified technology company operating in a wide array of business segments providing solutions to meet today’s industrial and manufacturing challenges. We provide manufacturing services of advanced electronics system assemblies, broad-based industrial services, instruments and emission monitors for industrial processes, and industrial air filtration and environmental control systems. Our operations are currently divided into two market groups – the Electronics Manufacturing Services (EMS) group and the Industrial Products and Services (IPS) group.

Our EMS group provides end-to-end electronic manufacturing services that include product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services, and completely assembled electronic products. Our EMS group offers fully integrated contract manufacturing services to global original equipment manufacturers (OEMs) and technology companies that operate primarily in the medical, industrial, automation, automotive and renewable energy markets.

Our IPS group provides a complete line of air filtration and environmental control products to a wide variety of industrial and manufacturing industries worldwide. The group manufactures, sells and services monitoring instruments, software and systems for measurement of emissions of greenhouse gases, hazardous gases, and particulate and other regulated pollutants used in emissions trading globally, as well as for industrial processes. We also market monitoring and analysis equipment for gas and liquid measurement for various downstream oil and gas applications and industrial process applications. In addition, we offer one-source expertise and capabilities in plant and equipment erection, relocation and disassembly in numerous industrial markets such as automotive, printing and graphics, industrial automation, packaging and chemicals.

We have rapidly grown to become one of the leading worldwide diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015) and, most recently, Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016). For the fiscal years ended September 30, 2015 and 2014, we had revenues of $56.9 million and $47.7 million, respectively, and net income of $2.8 million and $2.7 million, respectively. For the nine months ended June 30, 2016 and 2015, we had revenues of $56.9 million and $42.8 million, respectively, and net income of $3.0 million and $2.3 million, respectively, and we had total assets of $52.5 million at June 30, 2016.

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Recent Developments

On December 15, 2015, we acquired Advanced Industrial Services Inc. (AIS), an installer of high precision equipment in a wide variety of industrial markets such as automotive, printing and graphics, industrial automation, packaging and chemicals, for a purchase price of approximately $7.5 million. The purchase price was paid in the form of $5.0 million in cash, $1.5 million in a seller note and $1.0 million from the issuance of 315,458 shares of our common stock. AIS averaged approximately $23.0 million in annual revenue during 2013 and 2014. We financed the acquisition by obtaining a $5.25 million self-amortizing, seven-year term loan and $3.5 million working capital credit line. The loans carry annual interest rates at the 30-day LIBOR rate, plus 2.25% and 2.0%, respectively. The seller note matures in three years and bears interest at 6% per year.

On May 31, 2016 we acquired machinery and equipment, and the electronics manufacturing and logistics businesses of Periscope, GmbH. These operations deal primarily with major German automotive manufacturers, including Tier 1 suppliers in the industry, as well as with industries including telecommunications, industrial goods, luxury consumer products, display technology, and other industrial OEMs. We purchased the assets of Periscope in consideration for $4,902,670 in cash, $717,936 in the form of a seller note and $3,298,600 in proceeds from the issuance of a related party note.

Corporate Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 19 Engineer Lane, Farmingdale, New York 11735, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the Securities and Exchange Commission (the “SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

Our shares of common stock trade on the Nasdaq Capital Market under the symbol “CETX.”

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The Offering

The summary below describes the principal terms of the subscription rights, the units, the Series 1 Preferred and the Series 1 Warrants. Certain of the terms and conditions described below are subject to important limitations and exceptions. Subscription rights holders should read this prospectus in its entirety, as well as all documents incorporated by reference in it, before making any decision to exercise their subscription rights. As used in this section, the terms “we,” “us,” “Cemtrex,” “our,” “our company” and “the company” refer to Cemtrex, Inc. and not any of its subsidiaries.

Issuer	Cemtrex, Inc.

Rights Offering	We are distributing to holders of our common stock on the record date, at no charge, non-transferable subscription rights to purchase up to an aggregate of 1,500,000 units. Each unit shall consist of (i) one share of our Series 1 Preferred and (ii) two Series 1 Warrants to purchase shares of our common stock. Holders will receive one subscription right for every two shares of common stock owned as of 5:00 p.m., Eastern time, on December__ , 2016, the record date of the rights offering. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be $15 million. Each subscription right reflects a basic subscription privilege and an over-subscription privilege, as described below. The basic subscription privilege and the over-subscription privilege are both subject to proration, as described below. This offering is being made solely to holders of our common stock on the record date. We do not expect to issue any additional shares of Series 1 Preferred or Series 1 Warrants after this transaction.

Subscription Price	$10.00 per unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the end of the subscription period or such earlier date as may be specified in the subscription procedures furnished or made available to subscription rights holders.

Basic Subscription Privilege

The basic subscription privilege will entitle you to purchase one unit at a subscription price of $10.00 for every two shares of common stock owned as of the record date. A unit consists of one share of our Series 1 Preferred and two Series 1 Warrants. Each Series 1 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). We refer to these units throughout this prospectus as the “units.” At the end of the subscription period, unexercised subscription rights will expire and have no value. You may exercise your basic subscription privilege for any number of units you are entitled to pursuant to the basic subscription privilege or you may choose not to exercise any subscription rights.

There is no minimum number of units you must purchase, but you may not purchase fractional units. If you own fewer than two shares of our common stock, you will receive one whole subscription right. If you own a number of shares of common stock that is not exactly divisible by two, you will receive one whole subscription right for the remainder of one share.

If an insufficient number of units is available to fully satisfy all basic subscription privilege requests, we will allocate the available units, as applicable, pro-rata among those stockholders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such stockholder subscribed for under the basic subscription privilege by a fraction (A) the numerator of which is 1,500,000 and (B) the denominator of which is the total number of units sought to be subscribed for under the basic subscription privilege by all holders exercising their basic subscription privilege. The subscription rights agent will notify subscription rights holders of the number of units allocated to each holder exercising the basic subscription privilege as promptly as may be practicable after the allocations are completed.

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Over-Subscription Privilege

If you fully exercise your basic subscription privilege, and any portion of the units remain available under the rights offering, you may also exercise an over-subscription privilege to purchase additional units that remain unsubscribed at the expiration of the rights offering, if any, subject to the availability and pro-rata allocation of units among stockholders exercising this over-subscription privilege.

If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to purchase additional units that remain unsubscribed at the expiration of the rights offering, if any, by other holders of subscription rights in this rights offering at the same subscription price per unit, subject to the availability and pro-rata allocation of units among stockholders exercising this over-subscription privilege, as described herein.

If an insufficient number of units is available to fully satisfy all over-subscription privilege requests, we will allocate the available units pro-rata among those stockholders exercising their over-subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such stockholder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription. The subscription rights agent will notify subscription rights holders of the number of units allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

Additional Limitations on Exercise	If the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our company’s ability to use net operating losses, tax credits and other tax attributes (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Record Date	5:00 p.m., Eastern time, on December__ , 2016.

Expiration of the Rights Offering	5:00 p.m., Eastern time, on ____________, 2016.

Securities Holders of Subscription Rights May Purchase	Holders of the subscription rights will have the right to purchase an aggregate of up to 1,500,000 units consisting of shares of our Series 1 Preferred and Series 1 Warrants to purchase shares of our common stock.

No Minimum Requirements	There is no minimum purchase requirement for closing this offering, and no minimum purchase requirement for any subscription rights holder.

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Description of Series 1 Preferred

Dividends. Holders of the Series 1 Preferred will be entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of Series 1 Preferred. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock. See “Description of Capital Stock —Series 1 Preferred —Dividends.”

Liquidation Preference. The Series 1 Preferred will have a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of Series 1 Preferred, and then to the holders of our series A preferred stock and common stock. The holders of Series 1 Preferred will have preference over the holders of our common stock and series A preferred stock on any liquidation, dissolution or winding up of our company. As of June 30, 2016, we had total consolidated debt of approximately $23.3 million.

No Conversion. The Series 1 Preferred will not be convertible into or exchangeable for shares of our common stock or any other security.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the Series 1 Preferred will vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of Series 1 Preferred will be entitled to two votes for each share of Series 1 Preferred held on the record date as though each share of Series 1 Preferred were two shares of our common stock. Holders of the Series 1 Preferred will vote as a class on any amendment altering or changing the powers, preferences or special rights of the Series 1 Preferred so as to affect them adversely.

Rank. The Series 1 Preferred will rank with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, junior to all of our existing and future indebtedness but senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future. See “Description of Capital Stock —Series 1 Preferred —Rank.”

In addition, the Series 1 Preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may redeem any or all of the Series 1 Preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of Series 1 Preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method.

The redemption price for any shares of Series 1 Preferred will be an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption. See “Description of Capital Stock —Series 1 Preferred —Redemption.”

Anti-Dilution Adjustments. The Series 1 Preferred will not be adjusted, and no additional shares of Series 1 Preferred will be issued solely as a result of, any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro-rata adjustment to the Series 1 Preferred if we effect any stock dividend, stock split or combination of our common stock.

Trading. The Series 1 Preferred will not be listed for trading on the Nasdaq Capital Market or any other national securities exchange. We expect the Series 1 Preferred to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group.

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Description of Series 1 Warrants

Exercise Price and Terms. Each Series 1 Warrant entitles the holder to purchase one share of common stock at any time and from time to time on or before the fifth anniversary of the date of issuance, at an exercise price equal $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). The Series 1 Warrants are exercisable only for cash. See “Description of Capital Stock —Series 1 Warrants —Exercise and Terms.”

Call Option. The Series 1 Warrants are callable by us at a price of $0.10 per underlying share of common stock on 30 days’ notice if (i) the average closing price of our common stock for 30 consecutive trading days exceeds 200% of the exercise price, (ii) our common stock continues to be traded on the Nasdaq Capital Market or is trading on another national securities exchange and (iii) the registration statement forming a part of this prospectus remains effective (or another registration statement covering the shares underlying the Series 1 Warrants has been declared effective) and such shares are not subject to lock-up restrictions.

Trading. We expect the Series 1 Warrants to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group. There is no assurance that the Series 1 Warrants will be quoted on the OTCQB marketplace.

Use of Proceeds	We intend to use the net proceeds of the offering to supplement our operating cash flows to fund our new product development and acquisition growth plan. We currently have no commitments or agreements with respect to any acquisition. We also plan to utilize a smaller portion of the proceeds from this offering to repay or reduce certain of our outstanding indebtedness, particularly our short-term convertible notes payable. Additionally, we expect to use any proceeds we receive from the exercise of Series 1 Warrants for working capital and other corporate purposes. See “Use of Proceeds.”

Material U.S. Federal Tax Consequences to U.S. Holders	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences to U.S. Holders.”

Risk Factors	Before you exercise your subscription rights to purchase a unit, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 10 of this prospectus.

Limitation on Purchase of Units	We will not issue units to any stockholder that is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own, or control such units if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.

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Non-Transferability of Subscription Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and of the rights offering. Please see “Risk Factors” for a discussion of material risks.

Extension, Cancellation and Amendment

We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, at our sole discretion. We do not presently intend to extend the rights offering or the subscription period. We may also extend the rights offering and subscription period for a period of more than 30 days, but if we do so, holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors may cancel the rights offering at any time prior to the closing of the rights offering for any reason or for no reason at all. If the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the subscription rights agent will be promptly returned, without interest or penalty.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the subscription period to allow holders of subscription rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date of the subscription period. The terms of the rights offering cannot be modified or amended after the expiration date of the subscription period. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, to increase participation in the rights offering.

Placement Period

If the rights offering is not fully subscribed following expiration of the rights offering, Source Capital Group, Inc. has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our common stockholders. No assurance can be given that any unsubscribed units will be sold during this period.

In the event that there are unsubscribed units in this rights offering, Aron Govil, our Executive Director, through Ducon Technologies, Inc., a company which he controls, has indicated to us that he may purchase up to approximately $3.3 million of units during the 45-day placement period following the expiration of the rights offering through the conversion into units of a note payable by us to Ducon Technologies in a like amount. This note was issued to Ducon Technologies to partially fund our acquisition of Periscope, GmbH in May 2016. All units sold to Ducon Technologies, if any, will be at the same price and on the same terms as purchasers in the rights offering.

Procedures for Exercising Rights

To exercise your subscription right to buy units, you must (a) properly complete the subscription process as set forth in the subscription documents and (b) submit payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege, to the subscription rights agent, Continental Stock Transfer & Trust Company, at the address set forth in the subscription documents. The subscription documents must be received by the subscription rights agent on or prior to 5:00 p.m., Eastern time, on _______, 2016, the expiration date of the rights offering. Once you exercise your subscription rights, you cannot revoke your exercise. In addition, because we may terminate or withdraw the rights offering at our discretion, your participation in the rights offering is not assured. Persons holding equity securities through a broker, dealer, trustee, depository for securities, custodian bank or other nominee that desire to exercise their subscription rights with respect thereto should contact the appropriate institution or nominee and request it to effect the transaction for them.

If you cannot deliver your completed subscription documents to the subscription rights agent prior to the expiration of the subscription period, you may follow the guaranteed delivery procedures described under “The Rights and the Rights Offering.”

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Transfer Agent and Registrar for the Units and Series 1 Preferred and Warrants	Continental Stock Transfer & Trust Company.

Subscription Rights Agent	Continental Stock Transfer & Trust Company.

Information Agent	Okapi Partners LLC.

Dealer-Manager	Source Capital Group, Inc.

Shares Outstanding Before the Rights Offering	9,824,108 shares of our common stock were outstanding as of the record date. In addition, (i) 1,000,000 shares of series A preferred stock, (ii) stock options to purchase 275,400 shares of common stock and (iii) convertible notes to acquire up to approximately 1,000,000 shares of common stock were outstanding before this offering. No shares of Series 1 Preferred or Series 1 Warrants were outstanding as of the record date or are outstanding as of the date of this prospectus.

Shares Outstanding After the Rights Offering	Assuming all units are sold in the rights offering, in addition to the outstanding securities noted above, we expect approximately 1,500,000 shares of our Series 1 Preferred and Series 1 Warrants to purchase up to 3,000,000 shares of our common stock will be outstanding immediately after completion of this rights offering. We do not expect to issue any additional shares of Series 1 Preferred or Series 1 Warrants after this rights offering.

Fees and Expenses	We will pay all fees charged by each of the transfer agent, the subscription rights agent and the information agent in connection with the rights offering. We will also pay the fees of Source Capital Group, Inc. for acting as the dealer-manager, as well as acting as placement agent for any unsubscribed units, consisting of a 6% commission on the proceeds of the offering and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the offering. You will be responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the subscription rights.

Payments to Broker-Dealers and Other Intermediaries	The dealer-manager, Source Capital Group, Inc., has informed us that it will re-allow 4.0% of its dealer-manager fee to each broker-dealer whose clients purchase units in this offering pursuant to their subscription rights. See “Plan of Distribution.”

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the information agent, Okapi Partners LLC at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.0 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives;

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·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

·	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

·	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure, and may present only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed third fiscal quarter.

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Risk Factors

An investment in the units involves a high degree of risk. Prior to making a decision about investing in the units, in addition to the specific risks set forth below, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the prospectus, together with all of the other information contained or incorporated by reference in the prospectus or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2016, our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed on December 21, 2015 and amended on August 25, 2016, and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any additional prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Moreover, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations or otherwise have a material adverse effect on the trading price of, and/or on your ability to sell, the Series 1 Warrants.

Risks Applicable to the Rights Offering and Our Securities

Our principal stockholder has effective voting control over our company which has important implications with respect to this rights offering.

We currently have 1,000,000 shares of series A preferred stock outstanding, all issued to Aron Govil, our Executive Director. Pursuant to the certificate of designation for such shares, each outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Because we have, prior to this offering, 9,824,108 shares of common stock and 1,000,000 shares of series A preferred stock currently outstanding, each share of series A preferred stock has 9.92 votes, or an aggregate of 9,992,350 votes, constituting 50.2% of our voting shares. While the series A preferred stock holder is not entitled to receive subscription rights in this offering, approximately 50.3% of our outstanding shares of common stock, which are entitled to receive subscription rights, are owned by Aron Govil and by Saagar Govil, our President and Chief Executive Officer and the son of Aron Govil.

Following this offering, assuming all 1,500,000 units are sold (but before any Series 1 Warrants are exercised), our Series 1 Preferred holders will have an aggregate of 3,000,000 votes. The issuance of the Series 1 Preferred does not impact the “floating” majority-vote provision for the series A preferred stock. Therefore, without giving effect to any purchase of units by Aron Govil through Ducon Technologies, in the placement following the expiration of the rights offering, there will be a total of 23,329,164 voting shares, of which (i) Aron Govil and Saagar Govil, as common stockholders, will be able to vote 4,738,334 shares, or 21.6% of our voting shares, (ii) our other common stockholders will be able to vote 5,085,774 shares, or 22.8 % of our voting shares, (iii) Aron Govil, as a series A preferred stockholder, will be able to vote 9,992,350 shares, or 44.4 % of our voting shares, and (iv) our Series 1 Preferred holders will be able to vote 3,000,000 shares, or 13. 4 % of our voting shares. Because the series A preferred stock has a “floating” majority-vote provision, the exercise of the Series 1 Warrants into shares of our common stock will likewise adjust upwards the number of shares of common stock which the shares of series A preferred stock are entitled. Accordingly, whether or not Aron Govil and Saagar Govil participate in this as common stockholders or Aron Govil participates in the placement following the offering, as discussed above, with their combined continuing voting interest of 65. 6 % of our voting shares, they will be able to effectively control the outcome of certain matters requiring a stockholder vote, including offers to acquire our company and election of directors, due to the terms of the series A preferred stock and their ownership of a majority of our outstanding common stock. Lastly, in the event Aron Govil fully participates in the placement as noted above, he would hold an additional 331,920 shares of Series 1 Preferred, carrying 663,840 votes, which would further increase the Govils’ combined voting interest to 67.1 % of our voting shares.

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None of our officers, directors or significant stockholders is obligated to exercise their subscription rights and, as a result, the offering may be undersubscribed.

None of our officers, directors or significant stockholders, including Aron Govil and Saagar Govil, is obligated to participate in this offering. We cannot guarantee Aron Govil or Saagar Govil will exercise their basic or over-subscription rights to purchase any units issued in connection with this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient for the use of proceeds we describe in this prospectus.

If we terminate this offering, we will have no obligation other than to promptly return subscription monies.

We may decide, in our discretion and for any reason, or for no reason at all, to cancel or terminate the rights offering at any time prior to the closing date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the subscription rights agent. If we terminate this offering, your rights will expire worthless.

There is no back-stop or standby commitment in place to purchase rights or units that are not purchased in the offering.

There is no back-stop or standby commitment in place to purchase rights or units that are not exercised in the offering. Consequently, there is no assurance that the offering will raise any amount of funds.

The dealer-manager is not underwriting this offering, but may act as a placement agent of the units underlying the rights.

If the rights offering is not fully subscribed following expiration of the rights offering, Source Capital Group, Inc., as the dealer-manager for this rights offering, has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our common stockholders. No assurance can be given that any unsubscribed units will be sold during this period. Source Capital Group is not an underwriter of the rights or the units issuable upon exercise of the basic subscription privilege or over-subscription privilege. Under our agreement with the dealer-manager, Source Capital Group is solely providing marketing assistance and advice to us in connection with this offering. Its services to us in this connection cannot be construed as any assurance that this offering will be successful. Source Capital Group does not make any recommendation with respect to whether you should exercise the basic subscription privilege or over-subscription privilege, or to otherwise invest in our company.

We do not intend to issue any additional shares of Series 1 Preferred or Series 1 Warrants after this transaction.

We do not expect to issue any additional shares of Series 1 Preferred or Series 1 Warrants after this transaction. Consequently, we expect trading of the Series 1 Preferred and Series 1 Warrants, if any, to be limited to what we issue in this transaction.

Although there may be low or no correlations between the trading prices of the Series 1 Preferred and Series 1 Warrants and our common stock, decreases in the price of our common stock may cause decreases in the trading price of the Series 1 Preferred and Series 1 Warrants.

The trading price of the Series 1 Preferred and Series 1 Warrants, if any, may have only a low correlation, and may have no correlation, with the trading price of our common stock. Nevertheless, decreases in the trading price of our common stock, which could occur as the result of developments in our business or from future sales of common stock by us or by holders of the common stock or for other reasons, may cause decreases in the trading price of the Series 1 Preferred and Series 1 Warrants to decline. For example, in the future, we may sell shares of our common stock to raise capital or to acquire interests in other companies. Any of these events may dilute your ownership interest in the company and adversely affect the price of our common stock and, in turn, of the Series 1 Warrants. In addition, we have reserved shares of our common stock for issuance upon the exercise of stock options and upon conversion of convertible notes. Any of these events, and any other event that results in sales of a substantial amount of our common stock in the public market, or the perception that any such sales may occur, could reduce the market price of our common stock and, in turn, the trading price of the Series 1 Warrants. This could also impair our ability to raise additional capital through the sale of our securities. Any of the foregoing events could have a material adverse effect on holders of the Series 1 Preferred and Series 1 Warrants and the trading price of the Series 1 Warrants.

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The Series 1 Preferred will rank senior to our series A preferred stock and common stock but junior to all of our existing and future indebtedness in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of our Series 1 Preferred only after all of our liabilities have been paid. In addition, our Series 1 Preferred will rank structurally senior to our series A preferred stock and common stock, but junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties and employees holding shares of any other direct or indirect subsidiary of ours, whether now existing or created in the future, which issues shares or other equity interests to employees. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Series 1 Preferred then outstanding. As of June 30, 2016, we had total consolidated debt of approximately $23.3 million and 1,000,000 shares of series A preferred stock outstanding. As of June 30, 2016, as adjusted to give effect to this offering and our expected use of the net proceeds, our total consolidated debt would be unchanged. Any liquidation, winding up or dissolution of the company or of any of its wholly or partially owned subsidiaries would have a material adverse effect on holders of the Series 1 Preferred.

Purchasers of the units may be adversely affected by our issuance of any subsequent series of preferred stock.

The terms of the Series 1 Preferred do not restrict our ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over our Series 1 Preferred as to dividend payments, voting rights, rights upon liquidation or other types of rights. We would have no obligation to consider the specific interests of the holders of the Series 1 Preferred in creating any such new series of preferred stock or engaging in any such offering or transaction. Our creation of any new series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on holders of the Series 1 Preferred.

Your subscription privilege, including your basic subscription privilege, is subject to adjustment and reduction.

If the rights offering is over-subscribed, in which case the total number of units available in the rights offering will be allocated to participating stockholders on a pro-rata basis, as set forth more fully in this prospectus, then the number of units that each participating stockholder will be eligible to receive will depend upon the number of subscription rights exercised by the stockholder and the total number of subscription rights exercised. All subscriptions, including the basic subscription privilege and over-subscription privilege, are subject to proration. If all basic subscription privileges were fully exercised, each stockholder would be entitled to exercise approximately 80% of the rights such stockholder holds. If any proration is necessary, subscriptions for the units will be prorated.

In addition, if the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the company in its sole discretion, potentially result in a limitation on the company’s ability to use the Tax Attributes under the Code, and rules promulgated by the Internal Revenue Service, the company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of units as the company in its sole discretion shall determine to be advisable in order to preserve the company’s ability to use the Tax Attributes.

We may not be permitted to make current payment of dividends on the Series 1 Preferred.

Under Delaware law, we may only pay dividends or make distributions to our stockholders from our surplus (as determined in accordance with the Delaware General Corporation Law) or our net profits for the current fiscal year or the fiscal year before which the dividend or distribution is declared under certain circumstances. Therefore, our ability to pay dividends and make any other distributions in the future will depend upon our financial results, liquidity and financial condition.

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Your rights as a Series 1 Preferred stockholder are primarily those set forth in the terms of the Series 1 Preferred, and our board may prefer the interests of the common stockholders if they differ from those of the Series 1 Preferred stockholders.

The special contractual preferences of the Series 1 Preferred are primarily governed by the principles of contract law, rather than being fiduciary in nature.  While our board of directors has fiduciary duties to the holders of the Series 1 Preferred to the extent those holders share rights with the common stockholders, if there is a divergence of interests between the holders of the Series 1 Preferred stock and common stock, it will generally be the duty of our board to prefer the interests of the common stockholders to those of the preferred stockholders.

The Series 1 Warrants may be redeemed for nominal consideration.

The Series 1 Warrants are redeemable by us at $0.10 per Series 1 Warrant in certain circumstances. Although holders of the Series 1 Warrants have the right to exercise their Series 1 Warrants through the date of redemption, they may be unable to do so due to their lack of funds at the time of redemption.

Because our management will have broad discretion over the use of the proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We are conducting the rights offering to raise additional capital primarily to supplement our operating cash flows to fund our new product development and acquisition growth plan. We will retain broad discretion of the use of such proceeds. You will be relying on the judgment of our management with regard to the use of such proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the company.

Risks Relating to Our Business

There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals and working capital needs.

Our current strategic plan includes the expansion of our company both organically and through acquisitions if market conditions and competitive conditions allow. Due to the long-term nature of investments in acquisitions and other financial needs to support organic growth, including working capital, we expect our long-term and working capital needs to periodically exceed the short-term fluctuations in cash flow from operations. Accordingly, we anticipate that we will likely raise additional external capital from the sale of common stock, preferred stock and debt instruments as market conditions may allow, in addition to cash flow from operations to fund our growth and working capital needs. To the extent that our internally-generated cash flow is insufficient to meet our needs, we are subject to uncertain and ever-changing debt and equity capital market conditions over which we have no control. The magnitude and the timing of the funds that we need to raise from external sources also cannot be easily predicted.

In the event that we need to raise significant amounts of external capital at any time or over an extended period, we face a clear risk that we may need to do so under adverse capital market conditions with the result that persons who acquire our common stock may incur significant and immediate dilution should we raise capital from the sale of our common or preferred stock. Similarly, we may need to meet our external capital needs from the sale of secured or unsecured debt instruments at interest rates and with such other debt covenants and conditions as the market then requires. In all of these transactions we anticipate that we will likely need to raise significant amounts of additional external capital to support our growth. However, there can be no guarantee that we will be able to raise external capital on terms that are reasonable in light of current market conditions. In the event that we are not able to do so, those who acquire our common stock may face significant and immediate dilution and other adverse consequences. Further, debt covenants contained in debt instruments that we issue may limit our financial and operating flexibility with consequent adverse impact on our common stock market price.

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We may continue to be unable to timely file certain current and periodic reports and other documents with the SEC.

We did not timely file with the SEC (i) our definitive proxy statement, which includes the information required by Part III of Form 10-K, within 120 days of our fiscal year ended September 30, 2015, (ii) our Form 8-K in relation to our meeting of shareholders held on March 7, 2016, or (iii) several other current reports filed during the preceding 12 calendar months.  All of these reports were ultimately filed, but their lateness caused us to become ineligible to use Form S-3, a shorter registration statement that is often used for “shelf” registrations. If we are not able to file our current and periodic reports and other documents with the SEC in the future in the times specified by the Securities Exchange Act, we will continue to lose our eligibility to use Form S-3 for future capital raises, and that could impair our ability to conduct more efficient and expeditious public offerings of our stock off of shelf registrations. Our inability to timely file current and periodic reports in the future could materially and adversely affect our financial condition and results of operations.

We are substantially dependent upon the success and continued market acceptance of our technology and a favorable regulatory environment; the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.

The failure of the emissions monitoring and controls market to develop as we anticipate and any lack of acceptance of our emissions monitoring and control equipment technology would adversely affect our environmental control products business. In this respect, we may find that other competing technologies may be offered by other existing competitors or by those that enter the market and these competing technologies may offer a better cost-benefit ratio than our products and/or at lower prices with the result that our sales, profits, and cash flow may suffer significantly over an extended period with serious adverse impact on our financial condition.

We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

As of June 30, 2016, our total indebtedness was approximately $23.3 million, including a revolving line of credit of $2.7 million, convertible notes payable of $2.0 million, non-convertible notes payable of $1.2 million, related party notes payable of $3.3 million, bank loans of $7.1 million and mortgage of $3.9 million.  In July 2016, we issued another convertible note in the amount of $1.1 million. Approximately $7.6 million of our debt as of June 30, 2016 is classified as current and approximately $2.0 million of such debt is convertible into shares of our common stock. We intend to apply only a small portion of the proceeds from this offering to repay or reduce our outstanding debt and, therefore, we will continue to have a significant amount of indebtedness following this offering.  This substantial debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. Despite our significant amount of indebtedness, we may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

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We have outstanding convertible notes with fluctuating conversion rates that are set at a discount to market prices of our common stock during the period immediately preceding conversion, which may result in material dilution to our common stockholders.

As of June 30, 2016, we had outstanding unsecured convertible notes issued to a number of unrelated third parties in the aggregate principal amount of $2,031,000. Of these unsecured convertible notes, $766,000 under four notes are convertible into shares of our common stock at a price per share equal to 75% of the average closing bid prices of our common stock for the ten days preceding the conversion date (the “75% Notes”), while $1,265,000 under three notes are convertible into shares of our common stock at a price per share equal to 80% of the average closing bid prices of our common stock for the ten days preceding the conversion date (the “80% Notes”). This could result in material dilution to existing stockholders of our company, particularly in the event that the average closing bid prices of our common stock declines below the exercise price of the Series 1 Warrants in this offering. The number of shares of common stock into which the notes may be converted may increase without an upper bound as a consequence of the fluctuating conversion rate that is 75% or 80% of the weighted average market price at the time of conversion. By way of illustration, the following table sets forth the dilutive impact of conversion of the unsecured convertible notes, assuming that the average closing bid price of our common stock for the ten days preceding the conversion is equal to $5.00 (the expected approximate exercise price of the Series 1 Warrants in this offering), $4.00, $3.00 and $2.00 per share:

		Conversion Price
Average Closing Bid Price	Principal Amount	(75%/80% of Market)	Shares Issuable
$ 5.00:
75% Notes	$766,000	$3.75	204,267
80% Notes	1,265,000	4.00	316,250
$ 4.00:
75% Notes	$766,000	$3.00	255,334
80% Notes	1,265,000	3.20	395,313
$ 3.00:
75% Notes	$766,000	$2.25	340,445
80% Notes	1,265,000	2.40	527,084
$ 2.00:
75% Notes	$766,000	$1.50	510,667
80% Notes	1,265,000	1.60	790,625

Additionally, we have outstanding convertible notes in the aggregate principal amount of $2,055,000 with fixed conversion prices ranging from $5.00 to $6.50 per share.  Approximately 465,000 shares of our common stock are issuable pursuant to these notes at the election of the holder.

Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.

There is no assurance that we will be able to retain or renew our credit agreements and other finance agreements in the future. In the event the business grows rapidly, the uncertain economic climate continues or we acquire one or more other companies, additional financing resources will likely be necessary in the current or future fiscal years. As a small company with a limited ability to attract and obtain financing, there is no assurance that we will be able to obtain sufficient additional equity or debt financing in the future on terms that are reasonable in light of current market conditions.

Our sales and gross margins depend significantly on market demand for our products, as to which there can be no assurances.

The uncertainty in the U.S. and international economic and political environment could result in a decline in demand for our products in any industry. Our gross margins are dependent upon our ability to maintain sales volumes at levels that allow us to cover our fixed costs and variable costs per unit. To the extent that one or more product lines experience a significant and protracted decline in sales volume, we may experience significant declines in our gross margins that may result in losses. Further, any adverse changes in tax rates and laws affecting our customers could result in decreases in demand of our products and thus decrease our gross margins. Any of these factors could negatively impact our business, results of operations and financial condition.

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Many of our existing and future customers do not commit to firm production schedules, which may result in higher fixed costs per unit for us relative to our competitors.

Most of our customers do not commit to long-term production schedules, which makes it difficult to schedule production and achieve maximum efficiency at our manufacturing facilities and to manage inventory levels. As a result, our fixed costs per unit may be higher than our competitors who are able to achieve greater economies with longer production runs at lower costs per unit and, at the same time, achieve lower manufacturing costs as a result and as a result of better manufacturing scheduling.

The volume and timing of sales to our customers may vary due to:

·	customers’ attempts to manage their inventory;

·	variation in demand for the company’s customers’ products design changes; or

·	acquisitions of or consolidation among customers.

Many of our existing and future customers do not commit to firm production schedules. As a result, we are unable to forecast the level of customer orders with any precision. This means that it is very difficult for us to schedule production and maximize utilization of manufacturing capacity and manage inventory levels. This may adversely impact our unit manufacturing costs so that our unit manufacturing costs may be higher than our competitors’ costs.

In these circumstances we anticipate that we could be required to increase or decrease staffing and more closely manage other expenses in order to meet the anticipated demand of our existing and future customers. Orders from our customers are subject to cancellation and delivery schedules fluctuate as a result of changes in our customers’ demand, thereby adversely affecting our results of operations, and may result in higher inventory levels. Higher inventory levels cause us to obtain greater external financing which adversely affects our financial performance.

Our products could face serious competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.

In the event that one or more of our product lines become the subject of significant pressures from our existing and future competitors, market conditions, technological change, or any combination thereof, our sales revenues and our gross margins may suffer protracted and serious declines with the result that we will likely incur protracted losses thereby. Further, the barriers to entry in several of our lines of business are not so significant that we may be facing competition from others who see significant opportunities to enter the market and undercut our prices with products that possess superior technological attributes at prices that offer our customers a better value. In this instance we could incur protracted and significant losses and persons who acquire our common stock would suffer losses thereby.

Factors affecting the industries that utilize our customers’ products could negatively impact our customers and us.

We have no real control over these factors and to the extent that any one or more of them change dramatically, we may be facing significant financial challenges that are in excess of our abilities. These factors include:

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·	increased competition among our customers and their competitors;

·	the inability of our customers to develop and market their products;

·	recessionary periods in our customers’ markets;

·	the potential that our customers’ products become obsolete;

·	our customers’ inability to react to rapidly changing technology;

·	our customers’ inability to pay for our products, which could, in turn, affect the company’s results of operations.

If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our potential products or otherwise result in our products becoming obsolete and could materially and adversely affect our ability to sustain profitability.

There are many larger competitors who compete directly with us and who have significantly greater technological and research resources. These larger competitors have greater technological and research abilities that put us at a severe disadvantage. This may serve to severely damage our reputation and our ability to market and sell other products at price levels that would allow us to achieve and maintain profit margins and positive cash flow.

We are a small company and we face rapid technological change in many of our product markets and we may not be able to introduce any new products or any enhancements to our existing products on a timely basis, or at all. This could result in prolonged and significant losses. In addition, our introduction of any new products could adversely affect the sales of certain of our existing products if new products cannibalize sales of our existing products. If our competitors develop innovative technologies that are superior to our products or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, we may not achieve sufficient growth in its revenues to attain profitability or if we do, we may not be able sustain profitability.

We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds may have the effect of slowing down our growth and our use of proceeds for acquisitions subjects us to acquisition-related risks.

We intend to use a portion of the net proceeds from this transaction to finance the anticipated growth of our company including a proposed acquisition of an electronics manufacturing solutions company based in the Silicon Valley area, if consummated, and other possible acquisitions of complementary (including competitive) businesses, products and technologies. However, any future acquisitions may result in material transaction costs, increased interest and amortization expenses related to goodwill and other intangible assets, increased depreciation expense and increased operating expenses, any of which could have an adverse effect on our operating results and financial position. Acquisitions will require integration of acquired assets and management into our operations to realize economies of scale and control costs. Acquisitions may involve other risks, including diversion of management attention that would otherwise be available for ongoing internal development of our business and risks inherent in entering markets in which we have no or limited prior experience. Future acquisitions may also result in potentially dilutive issuances of equity securities. In addition, consummation of acquisitions may subject us to unanticipated business uncertainties, contingent liabilities or legal matters relating to those acquired businesses for which the sellers of the acquired businesses may not fully indemnify us. There can be no assurance that our business will grow through acquisitions, as anticipated.

We recently completed the acquisitions of Advanced Industrial Services Inc., an installer of high precision equipment, and Periscope, GmbH, an electronics manufacturing company. We need to raise funds to finance acquisitions and support the working capital requirements of the acquired companies. There is substantial risk that we will only be able to raise funds that would cause substantial dilution to the existing stockholders or at terms that may be very expensive. In the past, we have raised funds from related party loans and there can be no assurance that such related party loans will be available to us in the future. Further, there can be no guarantee that we will be able to raise funds in sufficient amounts in the future and on terms that are reasonable in light of our current circumstances. Persons who acquire our common stock may suffer immediate and substantial dilution and, in other instances, the total loss of their investment if we are not able to raise sufficient funds on reasonable terms. In the event that we are unable to raise funds in sufficient amounts and on reasonable terms, we may not be able to complete any further acquisitions and provide working capital for the completed acquisitions.

We could be subject to economic, political, regulatory and other risks arising from international operations.

Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic and political risks that may be different from and incremental to those in the United States. In addition to the risks that we face in the United States, our international operations may involve risks that could adversely affect our business, including:

·	the need to adapt our content and user interfaces for specific cultural and language differences, including licensing a certain portion of our content library before we have developed a full appreciation for its performance within a given territory;

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·	difficulties and costs associated with staffing and managing foreign operations;

·	management distraction;

·	political or social unrest and economic instability;

·	compliance with United States laws, such as the Foreign Corrupt Practices Act, export controls and economic sanctions, and local laws prohibiting corrupt payments to government officials;

·	unexpected changes in regulatory requirements;

·	less favorable foreign intellectual property laws;

·	adverse tax consequences such as those related to repatriation of cash from foreign jurisdictions into the United States, non-income related taxes such as value-added tax or other indirect taxes, changes in tax laws or their interpretations, or the application of judgment in determining our global provision for income taxes and other tax liabilities given inter-company transactions and calculations where the ultimate tax determination is uncertain;

·	fluctuations in currency exchange rates, which could impact revenues and expenses of our international operations and expose us to foreign currency exchange rate risk;

·	profit repatriation and other restrictions on the transfer of funds;

·	differing payment processing systems as well as consumer use and acceptance of electronic payment methods, such as payment cards;

·	new and different sources of competition;

·	different and more stringent user protection, data protection, privacy and other laws; and

·	availability of reliable broadband connectivity and wide area networks in targeted areas for expansion.

Our failure to manage any of these risks successfully could harm our international operations and our overall business, and results of our operations.

Even though we achieved a profit for the fiscal year ended September 30, 2015, we cannot assure you that we will remain profitable and maintain a positive cash flow or, if we are profitable and have a positive cash flow, that we can sustain operations that are profitable and have a positive cash flow in the future.

We continue to incur significant expenditures related to selling and marketing and general and administrative activities as well as capital expenditures and anticipate that our expenses may increase in the foreseeable future as we expand our business. Further, as a public company we continue to incur significant legal, accounting and other expenses that we would not incur as a private company. To maintain profitability, we will need to generate significant additional revenues with significantly improved gross margins. There can be no assurance that we will be able to maintain profitability with our existing revenues and in the future generate such additional revenues, improve our gross margins, or both of them and maintain and sustain our profitability or a positive cash flow.

We face constant changes in governmental standards by which our environmental control products are evaluated and we have no control over these standards.

We have no ability to predict the extent to which governmental standards and regulations will favor or disfavor our products, our technology, or the business strategies that we have or will implement in the future. There is a distinct risk that we may face governmental standards and regulations that seriously undercut our fundamental assumptions regarding existing trends in regulation and technology and assumptions regarding the type of technology to use. To the extent that we are not able to accurately predict these trends and effectively utilize these predictions in our business strategy, we may suffer protracted losses with the result that persons who acquire our common stock will suffer losses thereby.

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We believe that, due to the constant focus on the environment and clean air standards throughout the world, a requirement in the future to adhere to new and more stringent regulations both domestically and abroad is possible as governmental agencies seek to improve standards required for certification of products intended to promote clean air. In the event our products fail to meet these ever-changing standards, some or all of our emission monitoring and environmental control products may become obsolete.

The future growth of our environmental control business depends, in part, on enforcement of existing emissions-related environmental regulations and further tightening of emission standards worldwide with regulations that allow our products to compete effectively against our competitors.

We expect that the future environmental control products business growth will likely be driven, in part, by the enforcement of existing emissions-related environmental regulations and tightening of emissions standards worldwide. If such standards do not continue to become stricter or are loosened or are not enforced by governmental authorities or if such standards require the use of technologies that we do not possess or are not able to develop, it could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

We may incur substantial costs enforcing our proprietary information, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to intellectual property rights.

We have undertaken only a limited evaluation of our intellectual property rights and we may discover that one or more of our intellectual property rights infringe upon the patents or rights of others with the result that we may incur significant losses thereby. In that event, any person who acquires our common stock may suffer losses thereby.

While we believe that our technology and procedures are likely proprietary, we cannot assure you that others have not or will not replicate our technology and procedures and achieve greater efficiencies and success at our expense.

In that event, we could suffer serious and protracted losses and negative cash flow thereby, our strategy has been to rely on our flexibility to develop custom engineered solutions for various applications and be responsive to customer needs. We cannot assure you that this strategy is or will remain effective to meet these challenges.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others.

An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

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We may not have sufficient funds to defend a class action suit from a customer as a result of our installed base of products.

Our products are installed at large industrial plants where products of other manufacturers and suppliers are also installed. We could be subject to a class action lawsuit from a customer as a result of loss sustained by a customer due to malfunction of another manufacturer’s product. We may not have sufficient financial resources to successfully defend such a lawsuit.

Product defects could cause us to incur significant product liability, warranty and repair and support costs and damage our reputation, which would have a material adverse effect on our business.

Although we test our products, defects may be discovered in future or existing products. These defects could cause us to incur significant warranty, support and repair costs and divert the attention of research and development personnel. It could also significantly damage our reputation and relationship with distributors and customers, which would adversely affect our business. In addition, such defects could result in personal injury or financial or other damages to customers who may seek damages with respect to such losses. A product liability claim against us, even if unsuccessful, would likely be time consuming and costly to defend. We carry some product liability insurance but we cannot assure you that the amount of coverage that we carry is sufficient to insulate us from these claims. In the event of any claim asserting product defects, we will be directly exposed to liability for claims in excess of our coverage limits and there is a clear risk that we and our stockholders could suffer significant and protracted losses thereby.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater financial and managerial resources than we do.

There is significant competition among companies that provide emissions monitoring and environmental control systems. Several companies market products that compete directly with our products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. We face direct competition from companies with far greater financial, technological, manufacturing and personnel resources.

Our results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

·	The existence and enforcement of government environmental regulations. If these regulations are not maintained or enforced then the market for the company’s products could deteriorate;

·	Retaining and keeping qualified employees and management personnel;

·	Ability to upgrade our products to keep up with the changing market place requirements;

·	Ability to keep up with our competitors who have much higher resources than us;

·	Ability to find sub-suppliers and sub-contractors to assemble and install our products;

·	General economic conditions of the industry and the ability of potential customers to spend money on setting up new industries that require our products;

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·	Ability to maintain or raise adequate working capital required for the operations and future growth; and

·	Ability to retain our Chief Executive Officer and other senior key personnel.

The loss of the services of Aron Govil and Saagar Govil for any reason would materially and adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of Aron Govil, our Executive Director, and Saagar Govil, our President and Chief Executive Officer. Aron Govil, who previously served as our Chairman of the Board, has knowledge regarding environmental control systems and has financial resources and business contacts that would be extremely difficult to replace. Saagar Govil possesses engineering, sales and marketing experience concerning our company that our other officers do not have. We have not entered into employment arrangements with them.  There can be no assurance that Aron Govil and Saagar Govil will continue to provide services to us. While Saagar Govil devotes all of his working time to our company, Aron Govil devotes an average of 20 hours per week to our company and the balance of his working time is devoted to other business and investment activities. A voluntary or involuntary departure by Aron Govil and/or Saagar Govil could have a materially adverse effect on our business operations if we were not able to attract a qualified replacement for them in a timely manner.

We have a small management team. The loss of any member of our senior management and any significant failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth or a period of losses and/or negative cash flow.

We depend on the continued service of our senior management. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our consolidated financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a company with less than $1.0 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives;

·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

·	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

·	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in this offering.

If we fail to maintain proper and effective internal controls in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’ views of us and, as a result, the value of our common stock.

Ensuring that we have effective internal control over financial reporting and disclosure controls and procedures in place is a costly and time-consuming effort that needs to be frequently evaluated. As a public company, we conduct an annual management assessment of the effectiveness of our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or if we or our independent registered public accounting firm identify ongoing deficiencies in our internal controls over financial reporting that could rise to the level of a material weakness, we may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. If we are unable to assert that our internal controls over financial reporting are effective, we could be subject to investigations or sanctions by the U.S. Securities and Exchange Commission or other regulatory authorities, and we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause an adverse effect on the market price of our common stock, our business, reputation, financial position and results of operation. In addition, we could be required to expend significant management time and financial resources to correct any material weaknesses that may be identified or to respond to any regulatory investigations or proceedings.

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

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Our common stock is traded on the Nasdaq Capital Market. If our stockholders sell substantial amounts of our common stock in the public market, including the shares of common stock issuable upon the exercise of the Series 1 Warrants, shares issued in acquisitions, and shares issuable upon the exercise of outstanding stock options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.

Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

·	The market price of our common stock may fluctuate substantially due to a variety of factors, including:

·	our business strategy and plans;

·	changing factors related to doing business in various jurisdictions within the United States;

·	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

·	general and industry-specific economic conditions;

·	additions to or departures of our key personnel;

·	variations in our quarterly financial and operating results;

·	changes in market valuations of other companies that operate in our business segments or in our industry;

·	lack of adequate trading liquidity;

·	announcements about our business partners;

·	changes in accounting principles; and

·	general market conditions.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Because we have never paid dividends on our common stock and have no plans to do so, the only return on an investment in our common stock will come from any increase in the value of the common stock.

Since beginning our business, we have not paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations. Further, the terms of our Series 1 Preferred provide that cash dividends on such shares will be entitled to be paid prior to any cash dividend to the holders of our common stock. Therefore, any return on an investment in our common stock would come only from an increase in the value of our common stock.

The receipt of subscription rights may be treated as a taxable distribution to you.

We believe the distribution of the subscription rights in this rights offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences to U.S. Holders” below. This position is not binding on the Internal Revenue Service, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and considering participation is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

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SPECIAL NOTE REGARDING Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of our company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” set forth below in this prospectus.

This prospectus and the information incorporated by reference in this prospectus also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company and industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by U.S. federal securities law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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Questions and Answers about the Rights Offering

The following questions and answers are intended to help you locate answers to questions you may have about this offering and related matters, but they do not purport to be complete. The following questions and answers are subject to, and qualified in their entirety by, the more detailed information set forth elsewhere in this prospectus or incorporated herein by reference. See “Risk Factors,” “Description of Capital Stock —Series 1 Preferred,” “Description of Capital Stock —Series 1 Warrants,” “The Rights and the Rights Offering,” and the other information in this prospectus and the information incorporated herein by reference.

What is the rights offering?

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to subscribe for units consisting of a share of our Series 1 Preferred and two Series 1 Warrants. Each Series 1 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). You will receive one subscription right for every two shares of our common stock held of record by you as of 5:00 p.m., Eastern time, on December__ , the record date.

The subscription rights will be evidenced by subscription documents. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege for all basic subscription privileges that remain unsubscribed, in each case subject to proration and as described below. The shares of Series 1 Preferred and the Series 1 Warrants to be issued as components of the units in the rights offering do not currently trade on any stock exchange or market, and are only transferable to the extent permitted in the instruments governing such securities. We expect the Series 1 Preferred and Series 1 Warrants to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group. There is no assurance that the Series 1 Preferred or the Series 1 Warrants will be quoted on the OTCQB marketplace.

If I want to subscribe for the units, how do I get started?

To subscribe for the units, you must follow the process described in the subscription documents sent to you and also available from the information agent. For assistance or copies of the documents you may contact the information agent, Okapi Partners LLC at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

Where can I find the number of subscription rights I hold?

The number of subscription rights you hold will be shown on the subscription documents. The number shown is the total number of your subscription rights. You may exercise any or all of them for the units, but the number you exercise cannot exceed the number shown.

If you want to increase the number of subscription rights that you will be entitled to receive, you will need to purchase additional shares of common stock at least four trading days prior to the record date, so that you or your nominee will be the record holder of those additional shares on the record date. Neither we nor our board of directors or the dealer-manager recommends that you do so.

What are the Series 1 Preferred Shares?

The Series 1 Preferred shares are traditional shares of preferred stock, and may be held as registered book-entry shares or held in a traditional brokerage account, at the holder’s election.

Do the Series 1 Preferred have a liquidation preference over the common stock?

Yes, the Series 1 Preferred will rank senior to the common stock, as well as our series A preferred stock, if our company is liquidated. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all of our liabilities will be distributed first among the holders of Series 1 Preferred and then to the holders of common stock and series A preferred stock, with the holders of Series 1 Preferred having a liquidation preference over those junior classes.

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What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to purchase one unit at a subscription price of $10.00 per unit. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern time, on the record date, one subscription right for every two shares of our common stock you owned at that time. For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., Eastern time, on the record date, you would receive 500 subscription rights and would have the right, subject to proration, to purchase up to 500 units for $10.00 per unit with your basic subscription privilege. If you fully exercise your basic subscription privilege, you would also be entitled to an unlimited over-subscription privilege, in each case subject to proration as described herein. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you exercise your basic subscription privilege, you may elect to purchase units up to the number of subscription rights you hold. However, all subscriptions, including those pursuant to the basic subscription privilege, are subject to proration.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company (the “DTC”), DTC will issue one subscription right to the nominee for every two shares of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used, subject to proration, to purchase one unit at a subscription price of $10.00 per unit. As in the example above, if you owned 1,000 shares of our common stock on the record date, you would receive 500 subscription rights and would have the right to purchase an aggregate of 500 units for $10.00 per unit with your basic subscription privilege, subject to proration as described herein. If you fully exercise your basic subscription privilege, you would also be entitled to an unlimited over-subscription privilege, subject to proration as described herein.

There is no minimum number of units you must purchase, but you may not purchase fractional units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two, and round up to the next whole number. You may exercise all or a portion of your basic subscription privilege, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege.

Any excess subscription payments received by the subscription rights agent will be promptly returned, without interest.

What is proration?

We do not intend to sell more than 1,500,000 units, in total, in this rights offering. If an insufficient number of shares is available to fully satisfy all basic subscription privilege requests, we will allocate the available units pro-rata among those stockholders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such stockholder subscribed for under the basic subscription privilege by a fraction (A) the numerator of which is 1,500,000 and (B) the denominator of which is the total number of units sought to be subscribed for under the basic subscription privilege by all holders exercising their basic subscription privilege. This is called proration. If any proration is necessary, subscriptions for the units will be prorated. For example, if the basic subscription privilege requests for the units were for 1,882,189 units, the total number of units that would be issued would be 1,500,000, or approximately 80% of such requests.

The subscription rights agent will notify rights holders of the number of units allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the subscription rights agent will be promptly returned, without interest.

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What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of their basic subscription privileges. The over-subscription privilege provides stockholders that do exercise all of their basic subscription privileges the opportunity to purchase the units that are not purchased by other stockholders. If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional units unclaimed by other holders of subscription rights in this offering at the same purchase price per unit. If an insufficient number of units is available to fully satisfy all over-subscription privilege requests, we will allocate the available units pro-rata among those stockholders exercising their over-subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such stockholder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering or such earlier date as may be specified in the subscription documents you receive from the subscription rights agent (or via the web portal established by the subscription rights agent). Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of units that you desire to purchase. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Any excess subscription payments received by the subscription rights agent will be promptly returned, without interest.

We do not intend to extend the subscription period for the rights offering. If the rights offering subscription period is extended (the “extension period”), (i) all basic subscription privileges exercised prior to the beginning of the extension period will be honored first, (ii) all over-subscription privileges exercised prior to the beginning of the extension period will be honored second, and all basic and over-subscription privileges exercised during the extension period will be filled daily on a first-come, first-serve basis. If your subscription arrives during the first-come, first-serve extension period and the rights offering is over-subscribed, then the subscriptions received on or after the day on which the offering is first over-subscribed will be prorated as described above. Any subscriptions received during the extension period, but after the date on which the rights offering is fully subscribed, will not be allocated any units. The subscription rights agent will notify rights holders of the number of units, if any, allocated to each, promptly after completion of the allocation process.

What are the limitations on the exercise of the basic subscription privilege and over-subscription privilege?

Subject to your ability to exercise the over-subscription privilege, you may only purchase the number of units purchasable upon exercise of the basic subscription privilege included in the subscription rights distributed to you in the rights offering, and even then you will be subject to proration. Accordingly, the number of units that you may purchase in the rights offering is limited both by the number of shares of our common stock that you held on the record date and by the potential proration provisions of this offering. Although stockholders that fully and properly exercise their basic subscription privilege have the right to exercise the over-subscription privilege, there can be no assurances of the number of units that a holder will be able to acquire through the exercise of the over-subscription privilege, if any. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or which, for any other reason, we deem inconsistent with the requirements of the offering as described herein.

All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration. If all the basic subscription privilege rights were exercised, all subscription rights holders would be subject to proration of their basic subscription privilege, and each subscription rights holder would be entitled to purchase a total number of units of approximately 80% of the number of subscription rights held by such subscription rights holder. If any proration is necessary, subscriptions for units will be prorated.

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In addition, if the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our company’s ability to use the Tax Attributes, under the Code, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of units as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Why is Cemtrex conducting this rights offering?

We are conducting this rights offering to raise up to $15.0 million in additional capital. We intend to use these proceeds to supplement our operating cash flows to fund our new product development and acquisition growth plan. We currently have no commitments or agreements with respect to any acquisition. We also plan to utilize a smaller portion of the proceeds to repay or reduce certain of our outstanding indebtedness, particularly our short-term convertible notes payable. Our board of directors has chosen to give you the opportunity to purchase additional securities to maintain your current percentage ownership in our company and provide us with additional capital at these price levels. We cannot assure you that we will not need to seek additional financing in the future.

How were the $10.00 per unit purchase price and the exercise price of the Series 1 Warrants determined?

The purchase price of the units and the exercise price of the Series 1 Warrants offered in this rights offering were determined by our board of directors, taking into account the advice of the dealer-manager, Source Capital Group, Inc., based on a number of factors, including but not limited to: our need for capital, the likely cost of capital from other sources, the price at which our principal stockholders would be willing to purchase our securities, our business prospects, the need to offer securities at a price that would be attractive to our investors and encourage them to participate in the rights offering, the historic and current market price of our common stock, general conditions in the securities market and the difficult market conditions prevailing for the raising of equity capital, our operating history and the liquidity of our common stock. In determining the purchase price, our board did not take into account the anticipated limited liquidity in the potential trading of the Series 1 Warrants, because the board had no way to estimate the probable extent or absence of trading activity in the Series 1 Warrants. We have established the purchase price by ourselves with the advice of our dealer-manager. The purchase price is not the result of any negotiation between us and any person. The board of directors established the purchase price at $10.00 per unit and the Series 1 Warrant exercise price at $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). The purchase price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the units offered in the rights offering. You should not consider the subscription price of the units or the exercise price of the Series 1 Warrants as any indications of the fair value of our common stock or the securities to be offered in this rights offering. After the date of this prospectus, our common stock may trade at prices above or below these prices. Subscription rights holders should consider the potential lack of liquidity carefully before making a decision to exercise their subscription rights for the units.

Will there be an active trading market for the units and other securities?

There is no established trading market for the units, Series 1 Preferred or Series 1 Warrants and we do not intend to list the units, Series 1 Preferred, or Series 1 Warrants on any national securities exchange. We expect the Series 1 Preferred and Series 1 Warrants to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group. We cannot guarantee that a trading market for the Series 1 Preferred or Series 1 Warrants will develop or, if a trading market for these securities does develop, the depth or liquidity of that market. If no active trading market develops, you may not be able to resell the Series 1 Preferred or the Series 1 Warrants at their fair market value, or at all. There will be no holders of the Series 1 Preferred or Series 1 Warrants to help establish a trading market other than purchasers in this transaction. Further, we do not expect to issue any additional Series 1 Preferred or Series 1 Warrants. Consequently, trading of these securities may be very limited and possibly non-existent.

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Am I required to exercise any or all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights at all. Exercising or not exercising your subscription rights will not affect the number of shares of our common stock you own (or have the right to own upon exercise or conversion of other securities). However, if you choose not to exercise your subscription rights, your ownership interest in the company and your voting and other rights may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering).

What happens if I own fewer than two shares of common stock or the number I own is not exactly divisible by two?

If you own fewer than two shares of our common stock, you will receive one whole subscription right. If you own a number of shares of common stock that is not exactly divisible by two, you will receive one whole subscription right for the remainder of one share.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on December__ , 2016 and prior to the expiration of the subscription period, which is on _____________, 2016, at 5:00 p.m., Eastern time, unless the subscription period is extended. If you elect to exercise any rights, the subscription rights agent must actually receive all required documents and payments from you prior to the expiration of the subscription period or such earlier date as may be specified in the subscription documents. Although we have the option of extending the subscription period for a period not to exceed 30 days, we do not intend to do so.

How do I exercise my subscription rights?

To exercise your subscription rights, you must follow the process described in the subscription documents sent to you and also available from the information agent. For assistance you may contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

If I want to exercise my subscription rights but my shares are held in the name of my broker, dealer, custodian bank or other nominee, what should I do?

You should contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

What if I attempt to exercise my subscription rights for the units, but I am not a U.S. citizen, or for any other reason the subscription rights agent determines that I am not allowed to subscribe for the units?

If for any reason the subscription rights agent determines that you cannot subscribe for the units, the subscription rights agent will return your subscription funds to you. You may call the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com for assistance.

Who is the subscription rights agent for this offering?

Continental Stock Transfer & Trust Company.

Who is the transfer agent for our Series 1 Preferred, Series 1 Warrants and common stock?

Continental Stock Transfer & Trust Company.

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Who is the information agent for this offering?

Okapi Partners LLC.

Who is the dealer-manager for this offering and placement agent for any unsubscribed units?

Source Capital Group, Inc.

May I transfer my subscription rights?

No. You may not sell or transfer your subscription rights to anyone.

Are we requiring a minimum subscription to complete the rights offering?

No. We may complete the rights offering regardless of the number of subscription rights that may be exercised.

Are there any conditions to completing the rights offering?

No, but we have the right to cancel or modify the terms of the offering in our sole discretion.

Can our company’s board of directors extend, cancel or amend the rights offering?

Yes. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, at our sole discretion, in which case the offering would continue on a subscriptions first-come, first-serve basis, calculated on a daily basis with the potential for pro-rata allocation of units among participants subscribing on the day, if any, on which the offering becomes oversubscribed. We do not presently intend to extend the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced. Our board of directors may cancel the rights offering at any time in its sole discretion. If the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription rights agent will be promptly returned, without interest or penalty.

Our board of directors also has the right to amend or modify the terms of the rights offering in its sole discretion. If we make any fundamental change to the terms of the rights offering set forth in this prospectus, we will offer persons who have exercised their subscription rights the opportunity to cancel their purchases and the subscription rights agent will refund the funds advanced by each such person and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of subscription rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the purchase price, although we do not currently anticipate any such change.

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Has our company’s board of directors made any recommendation to our stockholders regarding the rights offering?

No. Neither we nor our board nor the dealer-manager are making any recommendation to stockholders regarding the exercise of subscription rights in the rights offering. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise subscription rights risk the loss of the amount invested. There is currently no public market for our shares of Series 1 Preferred or Series 1 Warrants. Further, although the Series 1 Preferred and Series 1 Warrants are expected to trade in the over-the-counter market and to be quoted on the OTCQB marketplace, there may not be a liquid market or even any purchasers at any price for the Series 1 Preferred or Series 1 Warrants you may purchase in this transaction. Please see “Risk Factors” for a discussion of material risks involved in investing in the units.

What will happen if I choose not to exercise my subscription rights?

Whether or not you exercise your subscription rights, the number of shares of our common stock you own (or have the right to own upon exercise or conversion of other securities) will not change. However, if you choose not to exercise your subscription rights, your ownership interest in the company and your voting and other rights may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering).

I am not a U.S. citizen or resident. May I exercise my subscription rights in this rights offering?

Persons who are not U.S. citizens or residents may exercise their subscription rights in this rights offering.

Will I receive a certificate representing my new Series 1 Preferred if I purchase units?

You will have the choice to receive a certificate or to hold your Series 1 Preferred in a brokerage account of your choice.

Will there be a CUSIP number for the Series 1 Preferred and Series 1 Warrants?

Yes.

If I exercise some or all of my subscription rights, may I cancel my exercise before the rights offering closes?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if our board of directors extends the rights offering for a period of up to 30 days. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the purchase price of $10.00 per unit.

How many shares of the company’s common stock and how many shares of the Series 1 Preferred and Series 1 Warrants will be outstanding after the rights offering?

At the record date, 9,410,947 shares of our common stock were outstanding, and no shares of our Series 1 Preferred or Series 1 Warrants were outstanding. The offering of the Series 1 Preferred and Series 1 Warrants in this offering will have no effect at all initially on the number of shares of our common stock outstanding. The number of shares of our Series 1 Preferred and Series 1 Warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of units that are subscribed for in the rights offering. If the rights offering is fully subscribed, we will issue a total of 1,500,000 units consisting of 1,500,000 shares of Series 1 Preferred and Series 1 Warrants to purchase 3,000,000 shares of our common stock. We do not expect to issue any additional shares of Series 1 Preferred or Series 1 Warrants after this transaction. Consequently, we expect trading of securities to be limited to what we issue in this transaction.

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How much will the company receive from the rights offering?

If the offering is fully subscribed for 1,500,000 units, the proceeds of the offering, net of estimated expenses, including dealer-manager fees, will be approximately $13.7 million. Please see “Use of Proceeds.”

Are there material risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription rights agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription rights agent will be promptly returned, without interest. If you own your common stock in a brokerage account, it may take longer for you to receive the return of your payment because the subscription rights agent will return your payment through the record holder of your shares of common stock.

Will the subscription rights be listed on a stock exchange or national market?

No. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

How do I exercise my subscription rights if I live outside the United States?

We will mail this prospectus and the subscription documents to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. To exercise your subscription rights, you must follow the process described in the subscription documents sent to you and also available from the information agent. For assistance you may contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

What fees or charges apply if I purchase the units?

We are not charging any fee or sales commission to issue subscription rights to you or to issue the units to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the rights offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the Internal Revenue Service or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our Series 1 Preferred and Series 1 Warrants. For further information, please see “Material U.S. Federal Income Tax Consequences to U.S. Holders.”

If I hold Series 1 Preferred, how will I receive any dividends paid on the Series 1 Preferred?

Dividends on the Series 1 Preferred will be paid in cash or in additional shares of Series 1 Preferred and will be paid to the record holders of the Series 1 Preferred at their registered addresses.

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Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

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DESCRIPTION OF CAPITAL STOCK

This description is only a summary and is qualified in its entirety by reference to the description of our capital stock included in our certificate of incorporation and our by-laws, which have been filed as exhibits to the registration statement of which this prospectus forms a part. You should read our certificate of incorporation and by-laws for additional information before you buy any of our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as series A preferred stock. At August 29th, 2016, 9,410,947 shares of common stock were issued and outstanding and 1,000,000 shares of series A preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any shares of preferred stock or series A preferred stock, except for 1,500,000 shares of Series 1 Preferred as described in this prospectus.

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Series A Preferred Stock

In September 2009, we issued shares of our series A preferred stock to Aron Govil, our Executive Director. Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Units Offered

The following description of the material terms and provisions of the Series 1 Preferred and Series 1 Warrants comprising the units being offered is qualified in its entirety by reference to the form of certificate of designation, preferences and rights of the Series 1 Preferred and to the form of Series 1 Warrant, filed as exhibits to the registration statement of which this prospectus forms a part.

The Series 1 Preferred and Series 1 Warrants offered by this prospectus will be sold only together in units. Each unit is immediately detachable and consists of one share of Series 1 Preferred and two Series 1 Warrants. Each Series 1 Warrant entitles the holder to purchase one share of our common stock. The shares of Series 1 Preferred and Series 1 Warrants will be separately transferable following the closing. The units will not be traded.

Series 1 Preferred

At the closing of this offering, we expect to issue up to 1,500,000 shares of preferred stock, designated as “Series 1 Preferred.” When issued, the Series 1 Preferred will be fully paid and nonassessable. Prior to this offering, no shares of Series 1 Preferred have been issued or outstanding.

Dividends

Holders of the Series 1 Preferred will be entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of Series 1 Preferred, valued at their liquidation preference. The Series 1 Preferred will rank senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference

The Series 1 Preferred will have a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of Series 1 Preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of Series 1 Preferred will have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of Series 1 Preferred will also have preference over the holders of our series A preferred stock.

Voting Rights

Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the Series 1 Preferred will vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of Series 1 Preferred will be entitled to two votes for each share of Series 1 Preferred held on the record date as though each share of Series 1 Preferred were 2 shares of our common stock. Holders of the Series 1 Preferred will vote as a class on any amendment altering or changing the powers, preferences or special rights of the Series 1 Preferred so as to affect them adversely.

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No Conversion

The Series 1 Preferred will not be convertible into or exchangeable for shares of our common stock or any other security.

Rank

The Series 1 Preferred will rank with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

•	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the Series 1 Preferred;

•	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the Series 1 Preferred;

•	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the Series 1 Preferred and the common stock; and

•	junior to all of our existing and future indebtedness.

In addition, the Series 1 Preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

As of June 30, 2016, we had total consolidated debt of approximately $23.3 million and 1,000,000 shares of series A preferred stock outstanding.

Redemption

We may redeem any or all of the Series 1 Preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of Series 1 Preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method.

The redemption price for any shares of Series 1 Preferred will be an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

•	the shares will no longer be deemed outstanding;

•	the holders of the shares, as such, will cease to be stockholders; and

•	all rights with respect to the shares of Series 1 Preferred will terminate except the right of the holders to receive the redemption price, without interest.

There will not be any sinking fund for the Series 1 Preferred.

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Potential Series 1 Preferred Repurchases

We do not currently intend to repurchase, outside of our redemption rights, any of the Series 1 Preferred in privately-negotiated transactions or in the over-the-counter market, if any, after the Series 1 Preferred are issued. However, we could do so, subject to applicable regulations regarding issuer repurchases of their capital stock. If we do so, we would most likely do so at prices substantially lower than the prices at which we might be entitled to redeem the shares. Because our right to redeem the Series 1 Preferred will be at prices no less than the purchase price, we will have an economic incentive to repurchase shares of Series 1 Preferred at their trading prices, if any, from time to time if those prices are lower than the price at which we would be entitled to redeem the shares. If we repurchase shares of Series 1 Preferred, the trading market for the Series 1 Preferred, if any, would become less liquid, which would likely cause the trading prices of the Series 1 Preferred to decrease further, which would give us an economic incentive to repurchase additional shares. The occurrence of the foregoing would have a material adverse effect on holders of the Series 1 Preferred and the liquidity in and trading prices, if any, of the Series 1 Preferred.

Anti-dilution Adjustments

The Series 1 Preferred will not be adjusted, and no additional shares of Series 1 Preferred will be issued solely as a result of, any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro-rata adjustment to the Series 1 Preferred if we effect any stock dividend, stock split or combination of our common stock. In connection with any such adjustments, we would either pay cash in lieu of fractional shares or round any fractional share up or down.

Treatment in Merger

If we are party to any merger or consolidation in which our common stock is changed into or exchanged for stock or other securities of any other person or cash or any other property (or a right to receive the foregoing), we will use reasonable efforts to cause the outstanding shares of Series 1 Preferred to be treated as if such shares were additional outstanding shares of common stock in connection with any such transaction. No assurance can be given that we would be able to do so. Further, we could be involved in transactions other than a merger or consolidation in which our common stock might be changed into or exchanged for stock or other securities of another person or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series 1 Preferred would not be treated as if such shares were additional outstanding shares of common stock.

Form

The Series 1 Preferred may be held in registered book-entry form or through an intermediary.

Trading

The Series 1 Preferred will not be listed on the Nasdaq Capital Market or any other national securities exchange. We expect the Series 1 Preferred to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group.

No Other Rights

The holders of the Series 1 Preferred will have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, located at 17 Battery Place, 8th Floor, New York, New York 10004, will be the transfer agent and registrar for the Series 1 Preferred.

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Series 1 Warrants

Exercise and Terms

Each Series 1 Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). The exercise price is subject to similar anti-dilution provisions as the shares of Series 1 Preferred. Series 1 Warrants will be exercisable, at any time and from time to time, on or before the fifth anniversary of the date of issuance by delivery of an exercise notice duly completed and tendering of the aggregate exercise price. The Series 1 Warrants are exercisable only for cash.

A holder will be prohibited under the terms of the Series 1 Warrants from effecting the exercise of the Series 1 Warrants to the extent that, as a result of the exercise, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise.

Call Option

The Series 1 Warrants are callable by us at a price of $0.10 per underlying share of common stock on 30 days’ notice if (i) the average closing price of our common stock for 30 consecutive trading days exceeds 200% of the exercise price, (ii) our common stock continues to be traded on the Nasdaq Capital Market or is trading on another national securities exchange and (iii) the registration statement forming a part of this prospectus remains effective (or another registration statement covering the shares underlying the Series 1 Warrants has been declared effective) and such shares are not subject to lock-up restrictions.

Trading

We expect the Series 1 Warrants to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group. There is no assurance that the Series 1 Warrants will be quoted on the OTCQB marketplace.

Warrant Agent

Continental Stock Transfer & Trust Company will be the warrant agent for the Series 1 Warrants.

Anti-Takeover Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder,” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

In addition, our certificate of incorporation, as amended, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of us through large acquisitions of its securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

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Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

Nasdaq Capital Market

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “CETX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

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The Rights and the rights offering

The Subscription Rights

We are distributing, at no charge, to holders of our common stock, non-transferable subscription rights to purchase up to an aggregate of 1,500,000 units consisting of shares of our Series 1 Preferred Stock, par value $0.001 per share, and Series 1 Warrants to purchase shares of our common stock, par value $0.001 per share. Each subscription right will entitle you, subject to proration as described herein, to purchase one unit consisting of one share of our Series 1 Preferred and two Series 1 Warrants, with each Series 1 Warrant entitling the holder to purchase one share of common stock, at a subscription price of $10.00 per unit.

Each holder of record of our common stock as of the record date for the rights offering will receive one subscription right for every two shares of our common stock owned by such holder as of 5:00 p.m., Eastern time, on the record date. Each holder of one or more but less than two shares of our common stock as of 5:00 p.m., Eastern time, on the record date will nevertheless receive one subscription right. Holders of more than two shares of our common stock holding a number of shares not divisible by two will receive one additional subscription right for the remainder of one share.

Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below. The basic subscription privilege and the over-subscription privilege are both subject to proration. If all the rights were exercised, all subscription rights holders would be subject to proration of their basic subscription privilege, and each subscription rights holder would be entitled to purchase a total number of units of approximately 80% of the number of subscription rights held by such subscription rights holder. If any proration is necessary, subscriptions for the units will be prorated.

Basic Subscription Privilege

The basic subscription privilege of each subscription right gives our stockholders of record as of the record date the opportunity to purchase one unit consisting of one share of our Series 1 Preferred and two Series 1 Warrants. Each Series 1 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date), from the date of issuance through its expiration five years from the date of issuance, at a subscription price of $10.00 per unit, subject to proration. We have granted to each stockholder of record as of 5:00 p.m., Eastern time, on the record date, one subscription right for every two shares of our common stock owned by such stockholder at that time. For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., Eastern time, on the record date, you would receive 500 subscription rights and would have the right to purchase 500 units, for $10.00 per unit, with your basic subscription privilege plus an unlimited over-subscription privilege, in each case subject to proration as described herein. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription privilege in full, you will not be entitled to purchase any units under your over-subscription privilege.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for every two shares of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase one unit for $10.00 per unit, subject to proration. As in the example above, if you owned 1,000 shares of our common stock on the record date, you would receive 500 subscription rights and would have the right to purchase 500 units for $10.00 per unit with your basic subscription privilege plus an unlimited over-subscription privilege as described below, subject in each case to proration.

If an insufficient number of units is available to fully satisfy all basic subscription privilege requests, we will allocate the available units pro-rata among those stockholders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of units does not exceed the aggregate number offered) obtained by multiplying the number of units such stockholder subscribed for under the basic subscription privilege by a fraction (A) the numerator of which is 1,500,000 and (B) the denominator of which is the total number of units sought to be subscribed for under the basic subscription privilege by all holders exercising their basic subscription privilege. All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration. If all the rights were exercised, all rights holders would be subject to proration of their basic subscription privilege, and each rights holder would be entitled to purchase a total number of units of approximately 80% of the number of rights held by such rights holder. The subscription rights agent will notify subscription rights holders of the number of units allocated to each holder exercising the basic subscription privilege as promptly as may be practicable after the allocations are completed.

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Any excess subscription payments received by the subscription rights agent will be promptly returned, without interest.

Over-Subscription Privilege

The over-subscription privilege provides each stockholder that fully exercises all of such holder’s basic subscription privileges the opportunity to purchase the units that are not purchased by other stockholders. If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional units unclaimed by other holders of subscription rights in this offering at the same subscription price per unit. If an insufficient number of units is available to fully satisfy all over-subscription privilege requests, we will allocate the available units, pro-rata among those stockholders exercising their over-subscription privilege in proportion to the product (rounded down to the nearest whole number so that the subscription price multiplied by the aggregate number of units does not exceed the aggregate offering amount) obtained by multiplying the number of units such stockholder subscribed for pursuant to the over-subscription privilege by a fraction (A) the numerator of which is the number of unsubscribed units and (B) the denominator of which is the total number of units sought to be subscribed for pursuant to the over-subscription privilege by all holders participating in such over-subscription. The subscription rights agent will notify subscription rights holders of the number of units, if any, allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the subscription period. Because we will not know the total number of unsubscribed units prior to the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units available to you, assuming that no stockholder other than you has purchased any units pursuant to its basic subscription privilege and over-subscription privilege.

There may not be sufficient units available to purchase the number of units issuable upon the exercise of your basic subscription privilege or your over-subscription privilege. We will only honor over-subscription privileges to the extent sufficient unsubscribed units are available following the exercise of subscription rights under the basic subscription privilege. We will not issue more than 1,500,000 units, consisting in the aggregate of 1,500,000 shares of Series 1 Preferred and Series 1 Warrants to purchase up to 3,000,000 shares of common stock.

To the extent the aggregate subscription available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the subscription privileges, you will be allocated only the number of unsubscribed units available to you promptly after the expiration of the rights offering.

To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of units available to you, you will be allocated the number of units for which you actually paid in connection with the privilege.

Any excess subscription payments received by the subscription rights agent will be promptly returned, without interest.

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Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

If the rights offering is over-subscribed, in which case the total number of units available in the rights offering will be allocated to participating stockholders on a pro-rata basis, as set forth more fully in this prospectus, then the number of units that each participating stockholder will be eligible to receive will depend upon the number of subscription rights exercised by the stockholder and the total number of subscription rights exercised. All subscriptions, including the basic subscription privilege, are subject to proration. If all basic subscription privileges were fully exercised, each stockholder would be entitled to exercise approximately 80% of the rights such stockholder holds. If any proration is necessary, subscriptions for units will be prorated.

If the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our company’s ability to use the Tax Attributes, under the Code and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of units as we in our sole discretion shall determine to be advisable in order to preserve our company’s ability to use the Tax Attributes.

Allocations

The subscription rights agent will perform the allocations of the units in this offering. The subscription rights agent will notify rights holders who validly exercise their subscription rights the number of units allocated to each as promptly as may be practicable after completion of the allocation process.

Reasons for the Rights Offering

We are conducting this rights offering to raise up to $15.0 million in additional capital. We intend to use these funds to supplement our operating cash flows to fund our new product development and acquisition growth plan. We currently have no commitments or agreements with respect to any acquisition. We also plan to utilize a smaller portion of the proceeds to repay or reduce certain of our outstanding indebtedness, particularly our short-term convertible notes payable. Our board of directors has chosen to give you the opportunity to purchase additional securities to maintain your current percentage ownership in our company and provide us with additional capital at these price levels.

Method of Exercising Subscription Rights

To exercise your subscription rights, you must follow the process described in the subscription documents sent to you and also available from the information agent. For assistance you may contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

The exercise of subscription rights will be irrevocable and may not be cancelled or modified, even if the rights offering is extended by our board of directors, unless we amend the subscription period to extend it by more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus. In any such case, you may cancel your subscription and receive a refund of any money you have advanced. You may exercise your subscription rights as follows:

Subscription by Registered Holder with U.S. or Canadian Address

To exercise your subscription right to buy units, you must (a) properly complete the subscription process as set forth in the subscription documents and (b) submit payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege, to the subscription rights agent, Continental Stock Transfer & Trust Company, at the address set forth on the subscription documents prior to 5:00 p.m., Eastern time, on ________, 2016, the expiration date of the rights offering. If the mail is used to forward subscription documents and/or a certified or bank check, it is recommended that insured, registered mail be used. Once you exercise your subscription rights, you cannot revoke your exercise. In addition, since we may terminate or withdraw the rights offering at our discretion, your participation in the rights offering is not assured.

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Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers that hold our equity securities as nominee for more than one beneficial owner may, upon proper showing to the subscription rights agent, exercise their subscription privileges on the same basis as if the beneficial owners were record holders on the record date through the Depository Trust Company (the “DTC”). The DTC will issue one basic subscription privilege to purchase one unit to you for every two shares of our common stock that is held by you or is issuable to you as of the record date. Each basic subscription privilege can then be used to purchase one unit for $10.00 per unit. You may exercise these subscription privileges through DTC’s PSOP Function and instructing DTC to charge your applicable DTC account for the subscription payment for the units and deliver such amount to the subscription rights agent. DTC must receive the subscription instructions and payment for the units by the expiration date of the rights offering.

Subscription by Beneficial Owners

If you are a beneficial owner of our equity securities that are registered in the name of a broker, custodian bank or other nominee, or if you hold common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern time, on the expiration date of this rights offering. Your subscription rights will not be considered exercised unless the subscription rights agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern time, on the expiration date of the rights offering.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to _______. You must timely pay the full subscription payment, including payment for the over-subscription privilege, if applicable, for the full number of units you wish to acquire pursuant to the exercise of subscription rights by delivering a:

·	certified or personal check drawn against a U.S. bank payable to Continental Stock Transfer & Trust Company, the subscription rights agent;

·	U.S. Postal money order payable to Continental Stock Transfer & Trust Company; or

·	wire transfer of immediately available funds to the subscription account maintained by Continental Stock Transfer & Trust Company, as subscription rights agent, at _________; ABA # ______; Acct # ______; Reference: ______

Any personal check used to pay for units must clear the appropriate financial institutions prior to the expiration date of the rights offering. The clearing house may require five or more business days. Accordingly, stockholders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure such payment is received and clears by such date. Subscription documents received after that time will not be honored, and we will return your payment to you, without interest or deduction.

The subscription rights agent will be deemed to receive payment upon:

·	clearance of any uncertified check deposited by the subscription rights agent; or

·	receipt by the subscription rights agent of any certified check bank draft drawn upon a U.S. bank.

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You should read the instruction letter accompanying the subscription documents carefully and strictly follow it. DO NOT SEND SUBSCRIPTION DOCUMENTS OR PAYMENTS TO US. We will not consider your subscription received until the subscription rights agent has received delivery of a properly completed and duly executed subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription rights agent.

Unless a subscription document provides that the units are to be delivered to the record holder of such subscription rights or such document is submitted for the account of a bank or a broker, signatures on such subscription document must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the subscription rights agent.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription rights agent. If we do not apply your full subscription price payment to your purchase of units, we or the subscription rights agent will promptly return the excess amount to you by mail, without interest or deduction after the expiration date of this rights offering.

Fractional Rights and Units

No fractional subscription rights or cash in lieu thereof will be issued or paid. If you own fewer than two shares of our common stock, you will receive one whole subscription right. If you own a number of shares of common stock that is not exactly divisible by two, you will receive one whole subscription right for the remainder of one share.

Expiration Date and Amendments

The subscription period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern time, on___________, 2016. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue units to you if the subscription rights agent receives your subscription documents or your subscription payment after that time, regardless of when the subscription documents and subscription payment were sent. We may extend the offering up to an additional 30 days, at our sole discretion. We do not presently intend to extend the rights offering. If we elect to extend the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all subscription payments advanced.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will offer potential purchasers who have exercised their rights the opportunity to cancel their subscriptions and issue a refund of any subscription payments advanced by such stockholder and recirculate an updated prospectus. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of subscription rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the closing of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Placement Period

If the rights offering is not fully subscribed following expiration of the rights offering, Source Capital Group, Inc. has agreed to use its commercially reasonable efforts to place any unsubscribed units at the subscription price for an additional period of up to 45 days. The number of units that may be sold by us during this period will depend upon the number of units that are subscribed for pursuant to the exercise of subscription rights by our common stockholders. No assurance can be given that any unsubscribed units will be sold during this period. In the event that there are unsubscribed units in this rights offering, Aron Govil, our Executive Director, through Ducon Technologies, Inc., a company which he controls, has indicated to us that he may purchase up to approximately $3.3 million of units during the 45-day placement period following the expiration of the rights offering through the conversion into units of a note payable by us to Ducon Technologies in a like amount. This note was issued to Ducon Technologies to partially fund our acquisition of Periscope, GmbH in May 2016. All units sold to Ducon Technologies, if any, will be at the same price and on the same terms as purchasers in the rights offering.

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Subscription Price

The purchase price was determined by our board of directors, taking into account the advice of the dealer-manager, Source Capital Group, Inc., as well as historical and recent trading prices of our common stock. We have established the purchase price by ourselves with the advice of Source Capital Group. The purchase price is not the result of any negotiation between us and any person. The board of directors established the purchase price at $10.00 per unit and the Series 1 Warrant exercise price at $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date). The purchase price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the units offered in the rights offering. Subscription rights holders should consider the potential lack of liquidity carefully before making a decision to exercise their subscription rights for the units. See “Risk Factors.”

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all subscription payments received by the subscription rights agent will be promptly returned, without interest, following such termination, cancellation or withdrawal.

Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering is completed for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription rights agent will be promptly returned, without interest.

Subscription Rights Agent

The subscription rights agent for this offering is Continental Stock Transfer & Trust Company. To exercise your subscription rights for the units, you must follow the process described in the subscription documents sent to you and also available from the information agent. For assistance or copies of the documents you may contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com. To exercise your subscription rights for the units you will need to use the traditional paper documentation.

You should direct any questions or requests for assistance concerning the method of subscribing for the units, or for additional copies of this prospectus and subscription documents to the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

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Fees and Expenses

We will pay all fees charged by each of the transfer agent, the subscription rights agent and the information agent in connection with the rights offering. We will also pay the fees of Source Capital Group, Inc. acting as the dealer-manager, and placement agent for any unsubscribed units, consisting of a 6% commission on the proceeds of the offering and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the offering. Source Capital Group has informed us that it will re-allow 4.0% of its dealer-manager fee to each broker-dealer whose clients purchase units in this offering pursuant to the exercise of their subscription rights. See “Plan of Distribution.” You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors to the extent we deem necessary, and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and even if the rights offering is extended by our board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription rights agent has any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when the subscription rights agent has received a properly completed and duly executed subscription documents and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Return of Funds

The subscription rights agent will hold funds received in payment for the units in a segregated account pending completion of the rights offering. The subscription rights agent will hold this money until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription rights agent will be promptly returned, without interest. In addition, all subscription payments received by the subscription rights agent will be promptly returned, without interest, if subscription rights holders decide to cancel their subscription rights in the event that we extend the rights offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the terms of the rights offering.

Foreign Stockholders

Non-U.S. citizens or residents are permitted to purchase the units to the extent such purchases do not violate any law, rule, regulation or other requirement or prohibition of any non-U.S. governmental authority and do not require any registration or qualification or other action by or on behalf of the company or any other entity involved in the offering. To exercise subscription rights, our foreign stockholders must notify the subscription rights agent prior to 11:00 a.m., Eastern time, at least three business days prior to the expiration of the rights offering.

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No Revocation or Change

Once you submit the subscription documents to exercise any subscription rights, you have no right to revoke or change the exercise or request a refund of funds paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors, unless we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, in which case you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase units at the purchase price.

Regulatory Limitations

We will not be required to issue to you any units in this rights offering if, in our opinion, you are or may be required to obtain prior clearance or approval from any state or federal regulatory authorities to purchase, own or control such units and if, at the time the subscription period expires, you have not obtained such clearance or approval. We also will not be required to issue to you any units in this rights offering if, in our opinion, any such issuance may violate any law, rule or regulation or other requirement or prohibition of any non-U.S. governmental authority or may require any registration or qualification or other action by or on behalf of the company or any other entity involved in the offering.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

We believe that our distribution and any stockholder’s receipt and exercise of the rights to purchase the units should not be taxable to our stockholders for the reasons described below in “Material U.S. Federal Income Tax Consequences to U.S. Holders.”

No Recommendation to Subscription Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of material risks involved in investing in the units.

No Standby Commitment

We have not entered into any standby purchase arrangement in connection with this offering.

Listing

None of the subscription rights, the units, the Series 1 Preferred or the Series 1 Warrants will be listed for trading on the Nasdaq Capital Market or any other national securities exchange. The subscription rights are completely non-transferrable. We expect the Series 1 Preferred and Series 1 Warrants to trade in the over-the-counter market and to be quoted on the OTCQB marketplace operated by OTC Markets Group. There is no assurance that the Series 1 Preferred or Series 1 Warrants will be quoted on the OTCQB marketplace.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it would be unlawful to do so, nor are we distributing or accepting any offers to purchase any units from subscription rights holders who are residents of any such states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights or holding units.

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Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 to the registration statement of which this prospectus forms a part for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended September 30,		(Unaudited) Nine Months Ended June 30,
	2014	2015	2016
Ratio of earnings to fixed charges	7.94	5.54	5.15
Deficiency of earnings to fixed charges (in thousands)	-	-	-

For the purpose of this computation, the term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term “earnings” is the amount resulting from adding and subtracting the following items: (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (ii) fixed charges, plus (iii) amortization of capitalized interest, plus (iv) distributed income of equity investees, plus (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (A) interest capitalized, (B) preference security dividend requirements of consolidated subsidiaries, and (C) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

Use of Proceeds

Assuming the sale of an aggregate of 1,500,000 units in this offering at the purchase price of $10.00 per unit, we estimate that we will receive approximately $13.7 million in net proceeds from this offering, after deducting the dealer-manager or placement fees and our expenses of the offering, which we estimate will be approximately $110,000 (but without giving effect to the exercise of the Series 1 Warrants).

We intend to use the net proceeds from this offering for the following purposes:

Purpose	Estimated Amount	Estimated Percentage of Net Proceeds
Development of new products	$1,000,000	7.3%
Funding acquisition growth plan	6,000,000	43.8%
Repayment of certain outstanding debt	5,000,000	36.5%
Working capital and general corporate purposes	1,690,000	12.3%
Total	$13,690,000	100.0%

We intend to use a significant portion of the net proceeds of this offering to supplement our operating cash flows to fund our new product development and acquisition growth plan.

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Our acquisition growth plan includes acquisitions of complementary (including competitive) businesses, products and technologies to, among other purposes, diversify our current product offerings in parallel with internally developing new products. We frequently engage in evaluations of potential acquisitions and negotiations for possible acquisitions, certain of which, if consummated, could significantly enhance our competitive position. Our general objective is to acquire only those businesses which will be accretive and synergistic in terms of revenues, business lines, customers and cross-selling opportunities. Although we have identified potential acquisition candidates in connection with our acquisition growth plan, we currently have no commitments or agreements with respect to any such acquisitions other than the proposed acquisition described below.

On October 6, 2016, we entered into a letter of intent to acquire all of the outstanding shares of an electronics manufacturing solutions company based in the Silicon Valley area.  The company is focused on electronic manufacturing services primarily for global semiconductor customers, as well as original equipment manufacturers in the medical, industrial and telecommunications industries. The letter of intent also contemplates the acquisition by us of the company’s operations in India, which supports the company’s engineering and prototype development.  Based upon information provided by the company to us, the company’s annual revenues have averaged $7 million over the last two full years. The purchase price to be paid for such shares and operations is expected to be approximately $1.4 million.  We intend to finance the acquisition with cash on hand and availability under our credit facilities (if such transaction is consummated); however, we may utilize a small portion of the net proceeds of this offering to cover the costs of integrating the company into our operations and transitioning its staff both in the United States and India.  Consummation of the transaction contemplated by the letter of intent is subject to the execution and delivery of a definitive purchase agreement and the satisfaction of the closing conditions which will be contained therein.  It is contemplated that the acquisition will be consummated by December 1, 2016, but there can be no assurance that a definitive purchase agreement will be entered into, or that the acquisition will be consummated upon the terms set forth in the letter of intent, or otherwise.

There can be no assurance that we will consummate this or any other acquisition in the near future. Acquisitions involve numerous acquisition-related risks and may not ultimately prove to be beneficial to our company. See “Risk Factors – We have grown through acquisitions and are continuously looking to fund such acquisitions; our failure to raise funds may have the effect of slowing down our growth and our use of proceeds for acquisitions subjects us to acquisition-related risks.”

We also plan to utilize a smaller portion of the proceeds from this offering to repay or reduce our outstanding indebtedness, particularly our short-term convertible notes payable to third parties. As of June 30, 2016, these convertible notes, accruing interest at 8% or 10% per year and maturing 12 months from issuance, totaled approximately $2,031,000. The proceeds of these notes were used by us for our general working capital needs. We may also use a limited amount of additional proceeds to reduce lesser working-capital oriented bank facilities.

Working capital and general corporate purposes include amounts required to pay for salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead. We may also use a limited portion of the net proceeds, together with remaining amounts previously funded under notes payable by us, to repurchase shares of our common stock under our previously-announced repurchase plan.

Assuming the exercise of all the Series 1 Warrants, we will receive an additional $15.0 million in gross cash proceeds. We expect to use any proceeds we receive from the exercise of Series 1 Warrants for working capital and other corporate purposes.

In the event that Aron Govil, our Executive Director, elects to participate in the placement following the expiration of the rights offering, we will not receive any cash proceeds from the sale of units to Aron Govil, through Ducon Technologies, from the conversion into units of the note payable by us to Ducon Technologies in the amount of up to approximately $3.3 million.

If less than 1,500,000 units are sold in the offering, or if Mr. Govil participates in the placement as mentioned above, resulting in less than $13.7 million in proceeds, the use of the net proceeds will be substantially as set forth above, except that the amounts to be allocated to fund our new product development and acquisition growth plan will be prioritized and proportionally increased.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offering. Pending their ultimate use, we intend to invest the net proceeds in short-term government obligations.

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MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our shares of common stock have been traded on the Nasdaq Capital Market since June 25, 2015 under the symbol “CETX.” Prior to listing on the Nasdaq Capital Market, our shares were quoted on the OTC Bulletin Board under the same symbol.

The price ranges presented below represent the highest and lowest closing prices during the fiscal quarters for 2015, 2016 and 2017 reported by the Nasdaq Capital Market or the OTC Bulletin Board, as applicable.

	Fiscal Year Ended September 30,
Fiscal Quarter	2015		2016		2017
	High	Low	High	Low	High	Low
First (Oct. 1–Dec. 31) through December 5 , 2016	$4.74	$3.60	$3.44	$2.36	$5.00	$3.76
Second (Jan. 1– Mar. 31)	4. 20	2.58	2.85	1.65	__	__
Third (Apr. 1–Jun. 30)	5.40	2.70	3.69	1.90	__	__
Fourth (Jul. 1-Sept. 30),	4.35	2.23	5.95	3.71	__	__

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. These prices have been adjusted from the actual prices for such periods to reflect the 1-for-6 reverse stock split which took place on April 15, 2015.

On December 5 , 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.2 4 per share.

As of December 5 , 2016, we had approximately 1,757 stockholders of record and a greater number of beneficial holders for whom shares are held in a “nominee” or “street” name.

Dividend Policy

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends on our common stock in the future will be at the discretion of our board of directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the board of directors considers relevant. Further, the terms of our Series 1 Preferred provide that cash dividends on such shares will be entitled to be paid prior to any cash dividend to the holders of our common stock.

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Capitalization

The following table sets forth our short-term debt and consolidated capitalization as of June 30, 2016 and our consolidated capitalization as adjusted to give effect to:

·	the issuance of the units offered pursuant to this prospectus, assuming the sale of 1,500,000 shares of Series 1 Preferred at $10.00 per unit and no exercise of the Series 1 Warrants; and

·	the use of the net proceeds from this offering as described under “Use of Proceeds” in this prospectus.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus.

	As of June 30, 2016
	Actual	As Adjusted
Current liabilities:

Revolving line of credit	$2,723,483	$2,723,483
Convertible notes payable	2,031,000	–
Notes payable – short-term	717,936	717,936
Current portion of long-term liabilities	2,104,098	2,104,098

Long-term liabilities:

Notes payable	$445,865	$445,865
Notes payable - related party	3,319,200	3,319,200
Loans payable to bank	7,095,481	7,095,481
Mortgage payable	3,911,746	3,911,746

Shareholders' equity:

Preferred stock series 1, $0.001 par value, 2,000,000 shares authorized, 1,500,000 shares issued and outstanding	$–	$1,500
Preferred stock series A, $0.001 par value, 1,000,000 shares authorized, issued and outstanding, respectively	1,000	1,000
Common stock, $0.001 par value, 20,000,000 shares authorized, 9,290,968 shares issued and outstanding at June 30, 2016	9,291	9,291
Additional paid-in capital	4,435,863	19,434,363
Retained earnings	9,384,186	9,384,186
Accumulated other comprehensive loss	(709,597)	(709,597)
Total shareholders’ equity	$13,120,743	$28,120,743
Total capitalization	$27,893,035	$42,893,035

The table above does not reflect the possible conversion into units of a note payable – related party by us to Ducon Technologies in the amount of $3,319,200, as described in the prospectus. The effect of the conversion would essentially be to reduce our long-term liabilities and total capitalization by such amount as of June 30, 2016 on an adjusted basis.

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DILUTION

Stockholders who do not purchase units in the rights offering (and upon exercise of the Series 1 Warrants issued pursuant to this rights offering) may experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of June 30, 2016 was approximately $12,275,000, or $1.30 per share of our common stock (based upon 9,410,947 shares of our common stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of units in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 1,500,000 units and after deducting estimated offering expenses payable by us of approximately $110,000, and the application of the estimated $13,700,000 of net proceeds from the rights offering, our pro forma net tangible book value as of June 30, 2016 would have been approximately $25,965,000 or $2.16 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.86 per share and an immediate dilution to stockholders who do not participate in the rights offering of $0.28 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 1,500,000 units at the subscription price of $10.00 per unit, including an estimated issuance of 2.6 million shares of common stock to holders of Series 1 Warrants):

Price per unit	$10.00
Price per share to Purchasers	$5.77
Net tangible book value per share prior to the rights offering	$1.30
Increase per share attributable to the rights offering	$0.86
Pro forma net tangible book value per share after the rights offering	$2.16
Dilution in net tangible book value per share to purchasers	$3.61

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Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the units. This discussion does not describe all of the tax considerations that may be relevant to a particular holder’s ownership of the units. This discussion applies only to U.S. Holders that hold the units as a capital asset for tax purposes and does not address all of the tax consequences that may be relevant to holders subject to special rules, such as: regulated investment companies, real estate investment trusts, certain financial institutions, dealers and certain traders in securities or foreign currencies, insurance companies, persons holding the units as part of a hedge, straddle, conversion transaction or integrated transaction, persons whose “functional currency” is not the U.S. dollar, persons liable for the alternative minimum tax, tax-exempt organizations, and persons holding the units that own or are deemed to own 10% or more of our voting shares.

This discussion is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect. The discussion does not address any state, local or non-U.S. tax consequences.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as alternative minimum, estate or gift taxation). This discussion is limited to U.S. holders which hold our shares as capital assets and does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

·	a citizen or resident of the United States;

·	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

·	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

·	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the units received upon exercise of the subscription rights or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of the units received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription privilege.

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YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP, AND EXERCISE OF THE SUBSCRIPTION RIGHTS, THE OWNERSHIP AND DISPOSITION OF SERIES 1 PREFERRED AND THE SERIES 1 WARRANTS, AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK RECEIVED UPON THE EXERCISE OF THE SERIES 1 WARRANTS TO PURCHASE OUR COMMON STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Receipt of the Subscription Rights

Each subscription right entitles an eligible stockholder the right to purchase one unit consisting of one share of our Series 1 Preferred and two Series 1 Warrants. Each Series 1 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $___ per share (representing 115% of the five-day volume weighted average price per share of our common stock prior to and including the record date), from the date of issuance through its expiration five years from the date of issuance, at a subscription price of $10.00 per unit. Generally, the distribution of stock by a corporation to its stockholders with respect their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation as described below.

Many of the exceptions to the general rule of Section 305(a) set forth in Section 305(b) involve preferred stock, such as the distribution of preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth to any significant extent. It is the opinion of Olshan Frome Wolosky LLP that the Series 1 Preferred should not be preferred stock for tax purposes based on certain representations relied upon in rendering the opinion, and, accordingly, that none of the Section 305(b) exceptions that apply to preferred stock for tax purposes should apply to the rights offering and that the rights offering should be evaluated for Section 305 purposes as if the company has only one outstanding class of stock. However, the application of the Code Section 305 rules to the rights offering and any interest therein or obtained thereby is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the Series 1 Preferred is not treated as preferred stock for tax purposes.

Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (i) the receipt of property by some stockholders, and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some stockholders and to increase the proportionate interests of the other stockholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some stockholders receive cash and property and other stockholders’ proportionate interests increase. Under the applicable Treasury regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan.

It is the opinion of Olshan Frome Wolosky LLP that the distribution of subscription rights in the rights offering should not constitute an increase in the proportionate interest of some stockholders in the assets or earnings and profits of the company for the purpose of Section 305(b)(2) based on the fact that all of our stockholders will receive rights in the rights offering based upon their respective ownership of our common stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that the rights offering should not constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. However, the application of the Code Section 305 rules to the rights offering and any interest therein or obtained thereby is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that Section 305(b)(2) does not apply to the subscription rights offering.

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Subject to the foregoing, it is the opinion of Olshan Frome Wolosky LLP that you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription rights in the rights offering and the remainder of this discussion so assumes Olshan Frome Wolosky LLP is unable to opine at a higher level of certainty associated with the application of the Code Section 305 rules to the rights offering and any interest therein or obtained thereby. In the event the IRS successfully asserts or a court determines that your receipt of subscription rights is currently taxable pursuant to Section 305(b)(2) of the Code, the discussion below under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Tax Basis and Holding Period of the Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value of such common stock on the date of distribution or (ii) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (i) or (ii) is true, then, if you exercise the subscription rights, your tax basis in your shares of common stock will be allocated between the subscription rights and the shares of common stock with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.

We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares of common stock with respect to which the subscription rights are received.

Your holding period for the subscription rights will include your holding period for the shares of common stock with respect to which the subscription rights were received.

Expiration of the Subscription Rights

If you allow subscription rights received in the subscription rights offering to expire, you will not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares of common stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the offering.

Alternative Treatment of Subscription Rights

Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b)(2), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your capital stock is more than one year as of the date of distribution, and otherwise short-term). Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the subscription rights would begin upon receipt.

Expiration. In the event that you allow your subscription rights to expire without exercising them, the tax basis in your shares of common stock with respect to which the subscription rights were received will be equal to their tax basis immediately before your receipt of the subscription rights (and, accordingly, the tax basis in your subscription rights will be deemed to be zero) and, therefore, you will not recognize any loss upon the expiration of the subscription rights. If the subscription rights expire without exercise after you have disposed of all or a portion of your shares of common stock, you should consult your own tax advisor regarding the ability to recognize a loss (if any) on the expiration of the subscription rights.

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Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

The exercise of the subscription rights by you or on your behalf likely will not be a taxable transaction for U.S. federal income tax purposes. Your tax basis in the units acquired upon exercise of the subscription rights will equal the sum of the price paid for the units and your tax basis (as determined above), if any, in the subscription rights you exercised. The holding period of the units will begin on the day the subscription rights are exercised.

The holding period for the Series 1 Preferred and Series 1 Warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Taxation of Warrants

You generally will not recognize gain or loss upon exercise of a Series 1 Warrant to acquire common stock. Your tax basis of the common stock received upon exercise of a Series 1 Warrant for cash generally will equal the tax basis of the Series 1 Warrant, increased by the amount paid upon exercise of the Series 1 Warrant.

Your holding period of common stock received upon exercise of a Series 1 Warrant will begin on the date the Series 1 Warrant is exercised.

In the event a Series 1 Warrant lapses unexercised, you will recognize a capital loss in an amount equal to the tax basis of the Series 1 Warrant. Such capital loss will be long-term if your holding period of such Series 1 Warrant was more than one year at the time of lapse. The deductibility of capital losses is subject to limitations.

Taxation of Series 1 Preferred

Distributions. Generally, any distribution with respect to the Series 1 Preferred that is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid. Distributions with respect to the Series 1 Preferred in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Series 1 Preferred (thus reducing such tax basis dollar-for-dollar), and thereafter as capital gain, which will be long-term capital gain if the your holding period for such stock at the time of distribution exceeds one year.

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Series 1 Preferred , you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which generally will be taxable as described above, under “— Taxation of Series 1 Preferred — Distributions,” to holders that have not previously included such dividends in income) and your tax basis in the Series 1 Preferred so disposed. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for such stock at the time of disposition exceeds one year. The deductibility of capital losses is subject to limitations.

Taxation of Common Stock

Distributions. Distributions received with respect to our common stock will be treated as described above under “— Taxation of Series 1 Preferred — Distributions.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of our common stock, you generally will recognize capital gain or loss in the manner described above under “— Taxation of Series 1 Preferred— Sale, Exchange or Other Disposition.”

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Additional Medicare Tax on Net Investment Income

An additional 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of Series 1 Warrants, Series 1 Preferred, or our common stock may be subject to information reporting to the IRS and possible U.S. federal backup withholding at the then applicable backup withholding rate. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

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Plan of Distribution

Introduction

Promptly after the record date for the rights offering, we will distribute the subscription rights and subscription documents to stockholders of record as of 5:00 p.m., Eastern time, on December__ , 2016. If you wish to exercise your subscription rights, you should follow the instructions in the subscription documents sent to you and also available from the information agent. If you are unable to do so, you may call the information agent for assistance. See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, Okapi Partners LLC, at (212) 297-0720 or (877) 259-6290 (toll free), or by email at cemtrex@okapipartners.com.

Dealer-Manager

Source Capital Group, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (FINRA), will act as the dealer-manager for this rights offering. The dealer-manager’s principal business address is 276 Post Road West, Westport, Connecticut 06880. Under the terms and subject to the conditions contained in the dealer-manager agreement between us and the dealer-manager, the dealer-manager will provide marketing assistance and advice to us in connection with this offering and will solicit the exercise of subscription rights. This rights offering is not contingent upon any number of subscription rights being exercised. The dealer-manager is not underwriting any of the rights or the units in this offering and does not make any recommendation with respect to such rights or units, including with respect to the exercise of such rights.

Pursuant to the dealer-manager agreement, we are obligated to pay Source Capital Group as compensation a cash fee of 6.0% of the proceeds of the rights offering plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the offering and to indemnify the dealer-manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.  For any unsubscribed units placed by Source Capital Group after the expiration of the rights offering, we have agreed to pay Source Capital Group a placement fee equal to 6% of such sales, in lieu of the dealer-manager fee, together with a continuing 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2%, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital Group if the rights offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement will be payable with respect to any units purchased as result of the exercise of any basic subscription privilege or over-subscription privilege in the rights offering. The dealer-manager agreement also provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

No dealer-manager fee will be paid to Source Capital Group for sales of units in the rights offering to Ducon Technologies, Inc. in respect of its note conversion.

The dealer-manager has informed us that it has entered into or intends to enter into Selected Dealer Agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the units, and (ii) the dealer-manager has agreed or will agree to re-allow 4% of its dealer-manager fee to each such broker-dealer whose clients purchase units in this offering pursuant to their subscription rights.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the proceeds from the sale of units offered pursuant to this prospectus.

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Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the units offered hereby.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the dealer-manager. Other than this prospectus in electronic format, the information on the dealer-manager’s websites and any information contained in any other websites maintained by the dealer-manager is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the dealer-manager, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” on page 60.

Regulation M Restrictions

The dealer-manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the dealer-manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the dealer-manager acting as a principal. Under these rules and regulations, the dealer-manager must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with this rights offering.

Management Purchases

We expect one or more of our directors and executive officers to purchase units in the offering at the public offering price, although none have any commitment to do so. Any such purchases could result in one or more of them owning a substantial portion, or a majority, of the Series 1 Preferred and Series 1 Warrants.

In the event that there are unsubscribed units in this rights offering, Aron Govil, our Executive Director, through Ducon Technologies, Inc., a company which he controls, has indicated to us that he may purchase up to approximately $3.3 million of units during the 45-day placement period following the expiration of the rights offering through the conversion into units of a note payable by us to Ducon Technologies in a like amount. This note was issued to Ducon Technologies to partially fund our acquisition of Periscope, GmbH in May 2016. All units sold to Ducon Technologies, if any, will be at the same price and on the same terms as purchasers in the rights offering.

Validity of the Securities

The validity of the securities issuable upon exercise of the rights and being offered by this prospectus has been passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Libertas Law Group, Inc., Santa Monica, California, has acted as counsel to the dealer-manager.

Experts

The consolidated financial statements of Cemtrex, Inc. for the fiscal years ended September 30, 2015 and 2014 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Bharat Parikh & Associates, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

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The consolidated financial statements of Advanced Industrial Services Inc. and its subsidiary as of December 14, 2015 and December 31, 2014 and each of the years then ended included in our current report on Form 8-K/A filed on June 27, 2016 have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Periscope GmbH as of December 31, 2015 and 2014 and each of the twelve-month period ended December 31, 2015 and the period April 1, 2014 to December 31, 2014 included in our current report on Form 8-K/A filed on August 17, 2016, as amended November 17, 2016 and November 29, 2016, have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Attn: Investor Relations

(631) 756-9116

You may also access the documents incorporated by reference in this prospectus through our website at www.cemtrex.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Information Incorporated by Reference

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed on December 21, 2015, and as amended on August 25, 2016, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on February 8, 2016;

•

Quarterly Reports on Form 10-Q for the periods ended December 31, 2015 filed on February 16, 2016, March 31, 2016 filed on May 16, 2016, and June 30, 2016 filed on August 15, 2016 and Amendment No. 2 to Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed on November 10, 2016;

•	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on December 17, 2015 and as amended on March 11, 2016, and further amended on June 27, 2016, August 22, 2016 and September 26, 2016. Current Reports on Form 8-K filed June 7, 2016 and as amended on August 17, 2016 and further amended on November 4, 2016, November 17, 201 6, and November 29, 2016. Additionally, Current Reports on Form 8-K filed April 12, 2016, May 17, 2016, May 27, 2016, June 14, 2016, July 1, 2016, August 22, 2016, and November 9, 2016;

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•	Definitive Proxy Statement on Schedule 14A filed on February 8, 2016; and

•	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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PART II.

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

SEC registration fee	$3,620.89
FINRA filing fee	5,893.58
NASDAQ Stock Market filing and listing fee	10,000.00
Blue sky fees	—
Printing and engraving expenses	7,500.00
Accounting fees and expenses	30,000.00
Legal fees and expenses	50,000.00
Miscellaneous	2,985,53
Total	$110,000.00

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In addition, we have entered into indemnification agreements with each of our officers and directors under which we agree to indemnify each officer and director to the fullest extent now or hereafter permitted by applicable law (including, without limitation, the indemnification permitted by the General Corporation Law of Delaware) in the event that an officer or director was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director and/or officer of ours or any of our subsidiaries, both as to action in such person’s official capacity and as to action in another capacity while holding such directorship or office, where such person acts or acted in that capacity at our request, against all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by officer of director in connection with such action, suit, proceeding or appeal.

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Pursuant to the dealer-manager agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the dealer-manager, and the dealer-manager has agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions within the last three years involving sales of our securities that were not registered under the Securities Act:

Date	Issued To	Shares Issued	Amount Issued	Security Type
5/5/2014	Vendor	1,667		common shares
10/30/2014	Investor	97,923		common shares
11/3/2014	Employee	8,334		common shares
12/19/2014	Investor	79,326		common shares
3/17/2015	Vendor	4,167		common shares
3/24/2015	Investor	85,877		common shares
3/26/2015	Investor	117,782		common shares
5/7/2015	Investor	112,018		common shares
5/20/2015	Employees	7,930		common shares
6/8/2015	Investor	120,989		common shares
6/25/2015	Investor	241,572		common shares
8/21/2015	Investor	242,367		common shares
10/19/2015	Investor	366,556		common shares
11/3/2015	Investor	363,403		common shares
12/15/2015	Acquisition	317,460		common shares
12/18/2015	Investor	109,154		common shares
12/30/2015	Employee	7,583		common shares
1/13/2016	Investor	82,313		common shares
3/1/2016	Investor		$215,000	convertible note
3/17/2016	Investor		$258,000	convertible note
3/28/2016	Vendor	38,661		common shares
4/22/2016	Investor		$525,000	convertible note
5/20/2016	Investor		$525,000	convertible note
6/14/2016	Investor		$215,000	convertible note
7/14/2016	Investor		$1,055,000	convertible note
8/14/2016	Vendor	19,000		common shares
8/17/2016	Investor		$1,055,000	convertible note

For each of the above transactions exempt from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors or sophisticated investors, business associates of ours or our executive officers, and transfers were restricted by us in accordance with the requirements of the Securities Act. Each of such persons represented to us that they were accredited or sophisticated investors, that they had been given access to the information they requested to make their investment decision, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Further, all of the above-referenced persons had access to our documents and could ask any questions of us. Accordingly, we believe that the issuances of the securities listed above were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description

1.1*	Form of Dealer-Manager Agreement by and between Cemtrex Inc. and Source Capital Group, Inc.

2.1	Asset Purchase Agreement regarding the assets of ROB Holding AG, ROB Electronic GmbH, ROB Connect GmbH, and ROB Engineering dated Spetember 10, 2013. (5)

2.2	Stock Purchase Agreement regarding the stock of Advanced Industrial Services, Inc., AIS Leasing Company, AIS Graphic Services, Inc., and AIS Energy Services, LLC, Dated December 15, 2015. (6)

2.3	Asset Purchase agreement between Periscope GmbH and ROB Centrex Assets UG, ROB Cemtrex Automotive GmbH, and ROB Cemtrex Logistics GmbH. (7)

3.1	Certificate of Incorporation of the company.(1)

3.2	By Laws of the company.(1)

3.3	Certificate of Amendment of Certificate of Incorporation, dated September 29, 2006.(1)

3.4	Certificate of Amendment of Certificate of Incorporation, dated March 30, 2007.(1)

3.5	Certificate of Amendment of Certificate of Incorporation, dated May 16, 2007.(1)

3.6	Certificate of Amendment of Certificate of Incorporation, dated August 21, 2007.(1)

3.7	Certificate of Amendment of Certificate of Incorporation, dated April 3, 2015.(3)

3.8	Certificate of Designation of the Series A Preferred Shares, dated September 8, 2009.(2)

3.9*	Certificate of Designation of the Series 1 Preferred Stock.

4.1	Form of Subscription Rights Certificate.

4.2	Form of Series 1 Preferred Stock Certificate.

4.3*	Form of Series 1 Warrant.

5.1 *	Opinion of Olshan Frome Wolosky LLP.

8.1*	Opinion of Olshan Frome Wolosky LLP regarding certain tax matters.

10.1	Cemtrex Lease Agreement-Ducon Technologies, Inc.(1)

10.2	Lease Agreement between Daniel L. Canino and Griffin Filters, LLC.(1)

10.3	Asset Purchase Agreement between Ducon Technologies, Inc. and Cemtrex, Inc.(1)

10.4	Agreement and Assignment of Membership Interests between Aron Govil and Cemtrex, Inc.(1)

10.5	8.0% Convertible Subordinated Debenture.(1)

10.6	Letter Agreement by and between Cemtrex, Inc. and Arun Govil, dated September 8, 2009.(2)

10.7	Loan Agreement between Fulton Bank, N.A. and Advanced Industrial Services, Inc., AIS Acquisition, Inc., AIS Leasing Company, dated December 15, 2015.(6)

10.8	Promissory Note between Kris L. Mailey and AIS Acquisition, Inc. dated December 15, 2015.(6)

10.9	Promissory Note between Michael R. Yergo and AIS Acquisition, Inc. dated December 15, 2015.(6)

10.10	Term Loan Agreement between Cemtrex GmbH and Sparkasse Bank for Financing of funds within the scope of the Asset-Deals of the ROB Group, dated October 4, 2013.(8)

10.11	Working Capital Credit Line Agreement between Cemtrex GmbH and Sparkasse Bank, dated October 4, 2013 (updated May 8, 2014).(8)

10.12	Loan Agreement between ROB Cemtrex GmbH and Sparkasse Bank to finance the purchase of the property at Am Wolfsbaum 1, 75245 Neulingen, Germany, dated October 7, 2013, purchase completed March 1, 2014.(9)

12.1*	Ratio of Earnings to Fixed Charges.

14.1	Corporate Code of Business Ethics.(4)

21.1	Subsidiaries of the Registrant

23.1 *	Consent of Bharat Parikh & Associates.

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of the Registration Statement).

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99.1 *	Form of Instructions as to Use of Subscription Rights Certificates.

99.2 *	Form of Letter to Stockholders.

99.3	Form of Notice of Guaranteed Delivery for Rights Certificates.

99.4	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5 *	Form of Letter to Clients.

99.6	Form of Nominee Holder Certification.

_________________

Unless otherwise indicated, exhibits were previously filed.

*	Filed herewith
(1)	Incorporated by reference from Form 10-12G filed on May 22, 2008.
(2)	Incorporated by reference from Form 8-K filed on September 10, 2009.
(3)	Incorporated by reference from Form 8-K filed on August 22, 2016.
(4)	Incorporated by reference from Form 8-K filed on July 1, 2016.
(5)	Incorporated by reference from Form 10-K filed on August 25, 2016.
(6)	Incorporated by reference from Form 8-K/A filed on September 26, 2016.
(7)	Incorporated by reference from Form 8-K/A filed on November 4, 2016.
(8)	Incorporated by reference from Form 8-K/A filed on November 9, 2016.
(9)	Incorporated by reference from Form 10-Q/A filed on November 10, 2016.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (1) Paragraphs (a)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	For determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(e)	For determining any liability under the Securities Act, the registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on December 6 , 2016.

CEMTREX, INC.

By:	/s/ Saagar Govil
Saagar Govil
President and Chief Executive Officer

By:	/s/ Renato Dela Rama
Renato Dela Rama
Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saagar Govil	President and Chief Executive Officer (principal executive officer) and Director	December 6, 2016
Saagar Govil

/s/ Renato Dela Rama	Vice President of Finance (principal financial and accounting officer)	December 6, 2016
Renato Dela Rama

/s/ Aron Govil	Executive Director	December 6, 2016
Aron Govil

/s/ Raju Panjwani*	Director	December 6, 2016
Raju Panjwani

/s/ Sunny Patel*	Director	December 6, 2016
Sunny Patel

/s/ Shamik Shah*	Director	December 6, 2016
Shamik Shah

* By:	/s/Aron Govil
Aron Govil
Attorney-in-Fact